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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RED ROBIN GOURMET BURGERS, INC.
(Name of the Registrant as Specified In Its Charter)

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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 30, 2019

To our Stockholders:

              The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 8:00 a.m. MDT, on Thursday, May 30, 2019, at Red Robin's Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112, for the following purposes:

  1)
  To elect Cambria W. Dunaway, Kalen F. Holmes, Glenn B. Kaufman, Aylwin B. Lewis, Steven K. Lumpkin, Pattye L. Moore, Stuart I. Oran, and Denny Marie Post as directors of the Company for one-year terms;

  2)
  To approve, on an advisory basis, the compensation of our named executive officers;

  3)
  To approve an amendment of the Company's 2017 Performance Incentive Plan, which would increase the number of authorized shares available for issuance under the 2017 Performance Incentive Plan and enhance certain minimum vesting requirements applicable to certain awards thereunder;

  4)
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2019; and

  5)
  To transact such other business as may properly come before the meeting.

              We direct your attention to the proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information and which we encourage you to review carefully. Our board of directors recommends you vote FOR the board's nominees for director, FOR approval of our executive compensation, FOR approval of the amendment of the 2017 Performance Incentive Plan, and FOR ratification of the independent auditor. Your vote is important.

              Stockholders of record at the close of business on April 1, 2019 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April [    ], 2019.

              This year, we have again elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at the following website:

http://www.redrobin.com/eproxy

              We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

              Thank you for your support.

By Order of the Board of Directors,

Pattye L. Moore Chair of the Board of Directors

Greenwood Village, Colorado

April [    ], 2019

i

ii

PROXY STATEMENT SUMMARY

              This summary is intended to provide an overview of the items you will find elsewhere in this proxy statement about our Company and the upcoming 2019 annual meeting of stockholders. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m. MDT on Thursday, May 30, 2019
Location:	Red Robin Gourmet Burgers, Inc. Yummm U 10000 East Geddes Avenue, Unit 500 Englewood, Colorado 80112
Record Date:	April 1, 2019

PROPOSALS AND BOARD VOTING RECOMMENDATIONS

Proposal		Board's Voting Recommendation	Page References (for more detail)

1	Election of Directors	FOR EACH NOMINEE	7
2	Advisory Vote to Approve Executive Compensation	FOR	60
3	Amendment of the 2017 Performance Incentive Plan	FOR	62
4	Ratification of Independent Auditor	FOR	70

DIRECTOR NOMINEES (PROPOSAL NO. 1)

              Our director nominees are listed in the table below. In 2019, all eight of our current directors are standing for re-election.

Director Nominee	Age	Director Since	Principal Occupation	Independent	Committee Assignments
Cambria W. Dunaway	56	2014	Chief Marketing Officer, Duolingo	X	*NGC, CC
Kalen F. Holmes	52	2016	Former Executive Vice President (Human Resources), Starbucks	X	*CC, NGC
Glenn B. Kaufman	51	2010	Managing Member, D Cubed Group investment firm	X	CC, NGC
Aylwin B. Lewis	64	2018	Former Chairman, CEO and President of Potbelly Corporation	X	AC, CC
Steven K. Lumpkin	64	2016	Consultant, Former Executive Vice President, CFO and director, Applebee's	X	*AC
Pattye L. Moore	61	2007	Former President and Director, Sonic Corp.	X	(C), AC
Stuart I. Oran	68	2010	Partner, Liberty Hall Capital Partners private equity firm	X	AC, NGC
Denny Marie Post	61	2016	President and CEO, Red Robin		—

AC	Audit Committee	(C)	Denotes Chair of the Board
CC	Compensation Committee	*	Denotes Chair of the Committee
NGC	Nominating and Governance Committee

Director Nominee Highlights:
Independence, Diversity of Background, Expertise, and Skills

              All directors and director nominees except our CEO, Ms. Post, are independent. Therefore, independent directors represent 87.5% of our board. Our board is committed to diversity and includes four women directors, one minority director, and directors with a diverse set of backgrounds, experience, and skills, including those represented below. In addition, each director attended at least 75% of the aggregate number of board and applicable committee meetings in 2018.

              The board recommends a vote FOR all director nominees. Directors are elected by a majority of votes cast. See "Proposal 1—Election of Directors—Directors and Nominees" in this proxy statement for more information about our director nominees.

Key Corporate Governance Highlights

              The board of directors recognizes the connection between good corporate governance and the creation of sustainable stockholder value and is committed to practices that promote the long-term interests of the Company, accountability of management, and stockholder trust. To this end, we continually evolve our practices to ensure alignment with our stockholders and emerging practices.

Highlights include:

  ✓
  Declassified board of directors
  ✓
  Independent chair of the board of directors
  ✓
  All directors are independent other than our CEO
  ✓
  All current committee members are independent
  ✓
  Board members have diverse backgrounds, expertise, and skills
  ✓
  Robust board, committee, and director self-evaluation process completed annually instead of age or term limits
  ✓
  The board of directors and each committee regularly meet in executive session without members of management
  ✓
  Frequent engagement by management with institutional investors
  ✓
  Majority voting standard for uncontested director elections
  ✓
  Annual review of our succession plan and talent development plan
  ✓
  Directors receive regular governance updates to stay well-informed and evaluate governance trends
  ✓
  Limits on outside board service for board members
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Directors regularly engage in in-boardroom and outside director education
  ✓
  No poison pill in place

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 2)

              We are requesting stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. The board recommends a vote FOR Proposal No. 2 because it believes the Company's executive compensation program links incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals, which are expected to result in increased stockholder value. In 2018, our executive compensation advisory vote proposal was supported by approximately 99.3% of the votes cast. Highlights of our executive compensation program and pay for performance compensation structure, including 2018 performance and 2018 compensation, are set forth below. Please see "Compensation Discussion and Analysis" in this proxy statement for a full discussion of the items below.

Executive Compensation Program

              Listed below are highlights of our executive compensation program that reflect our focus on strong corporate governance and prudent compensation decision-making:

  ✓
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk"
  ✓
  Independent compensation committee reviews and approves executive compensation structure and performance goals
  ✓
  The compensation committee engages an independent compensation consultant
  ✓
  Annual evaluation of potential risks of our executive compensation program
  ✓
  No excise tax gross ups
  ✓
  Double trigger required for cash severance and equity vesting upon a change in control (other than certain performance awards)
  ✓
  No repricing of underwater options without stockholder approval
  ✓
  Meaningful stock ownership guidelines for executives and board members
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Clawback policy for the return of certain cash and equity executive incentive compensation in the event of a financial restatement
  ✓
  Limited number of perquisites offered to our executives

Pay for Performance

              Our compensation program is designed to pay our executives for performance, with 80% and 67% of compensation made up of short-term and long-term incentives that are "at-risk" for our CEO and other named executive officers, respectively. In 2018, our short-term annual cash incentive program used performance targets based on annual EBITDA (earnings before interest, taxes, depreciation, and amortization) goals, with an off-premise sales modifier, which could have increased the EBITDA-earned payout if off-premise sales had exceeded target level.

              Our long-term incentive compensation program is based on the achievement of financial goals over multi-year periods that drive long term value creation and support retention. For the period from 2016 through 2018, the long-term incentive compensation program included performance-based cash awards measured over a three-year performance period based on three-year cumulative EBITDA and ROIC (return on invested capital) metrics. The long-term incentive compensation program also included restricted stock units and options that each vest ratably in annual increments over four years, with the amount realizable from such awards being dependent, in whole or in part, on increased stock price. Beginning in 2018, the performance-based portion of our long-term incentive program shifted to grants of equity (in the form of performance share units), instead of cash, to further align all of our executives.

2018 Performance Highlights

              Overall, 2018 was a challenging sales year, but we made measurable progress on the operations fundamentals identified as critical to gradually regaining our momentum in 2019. We continue to focus on the fundamentals to deliver sustainable performance and return to positive sales and traffic. We are focused on strengthening operations, upgrading our marketing tactics, and making critical investments in technology and resources to help achieve our long-term goal of being both a destination and a source for gourmet burgers.

              Certain key metrics of our 2018 performance are set forth below.

  •
  GAAP loss per diluted share was $0.49 in 2018 compared to earnings per diluted share of $2.31 in 2017.
  •
  Total revenues were $1.3 billion, a decrease of 3.5% from the 53 weeks ended December 31, 2017, including the negative impact of $24.3 million from having one fewer week in 2018 compared to 2017.
  •
  Off-premise sales increased 31.5% in 2018, now comprising 9.9% of total food and beverage sales.
  •
  Comparable restaurant revenue decreased 2.6% in 2018 (using constant currency rates) compared to 2017.
  •
  Comparable restaurant guest counts decreased 1.5%.

2018 Pay for Performance

              Based on our 2018 performance, our named executive officers did not meet the performance goals necessary to achieve any payout of the annual incentive program. In addition, our performance did not meet the performance goals for payout of the performance-based portion of the 2016-2018 long-term incentive program. Therefore, no incentive compensation was paid out to our named executive officers for the performance periods ending in 2018.

              See "Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive-Based Compensation" for further information and discussion on the annual corporate incentive and long-term incentive program.

              See "Compensation Discussion and Analysis—2018 Executive Compensation Tables" and accompanying footnotes and narratives for information about the 2018 compensation for each named executive officer.

AMENDMENT OF THE 2017 PERFORMANCE INCENTIVE PLAN (PROPOSAL NO. 3)

              The board of directors recommends a vote FOR approval of the amendment of the 2017 Performance Incentive Plan to increase shares authorized under the plan by 660,000 shares. We believe that an increase in the number of shares available for future grants is necessary as part of our ongoing commitment to align the interests of our employees (including executive officers) with those of our stockholders. We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company. Moreover, approval of the Amendment to the 2017 Plan is central to the compensation committee's shift of executive officer compensation to include more equity and less cash. In addition, the amendment would enhance minimum vesting requirements for certain awards thereunder.

              See "Proposal 3—Approval of Amendment to the 2017 Performance Incentive Plan" in this proxy statement for more information about this proposal.

INDEPENDENT AUDITORS (PROPOSAL NO. 4)

              The board of directors recommends a vote FOR the ratification of the appointment of KPMG LLP ("KPMG") as the Company's independent auditor for the fiscal year ending December 29, 2019. The audit committee of the board believes the continued retention of KPMG is in the best interests of the Company and our stockholders based upon several factors.

              See "Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm" in this proxy statement for more information about this proposal.

PROXY STATEMENT

              The Board of Directors ("board" or "board of directors") of Red Robin Gourmet Burgers, Inc. ("Red Robin" or the "Company") is providing this proxy statement to stockholders in connection with the solicitation of proxies on its behalf to be voted at the annual meeting of stockholders. The meeting will be held on Thursday, May 30, 2019, beginning at 8:00 a.m. MDT, at Red Robin's Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.

PROPOSAL 1
ELECTION OF DIRECTORS

General

              As of the date of this proxy statement, our board of directors consists of eight directors, all of whom are independent except our CEO. Therefore, currently, 87.5% of our board is independent. Following the annual meeting, if all director nominees are elected, all directors will be independent except our CEO. The board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our board and the Company. All of our directors are elected on an annual basis for a one-year term.

              The directors elected at this annual meeting will serve in office until our 2020 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirements. Each nominee has consented to serve if elected and we expect each of them will be able to serve if elected. If any nominee should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Selecting Nominees for Director

              Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

              In evaluating a director candidate, the nominating and governance committee considers the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the board or its committees. While there is no policy for consideration of diversity in identifying director nominees, our board is committed to diversity and the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

              The nominating and governance committee is authorized under its charter to retain, at our expense, outside search firms and any other professional advisors it deems appropriate to assist in identifying or evaluating potential nominees for director.

Directors and Nominees

              Below, you can find the principal occupation and other information about each of the director nominees standing for election at the annual meeting. Information related to each director nominee's key attributes, experience, and skills, as well as their recent public company board service is included with each director's biographical information.

Cambria W. Dunaway, 56

Director Since: June 2014
Current Committees:
■    Nominating and Governance (Chair)
 ■    Compensation
Other Public Company Board Service:
Planet Fitness Inc. (2017-present)
Other Board Service:
Go Health (2017-present)
Recent Past Public Company Board Service:
Nordstrom FSB (2014-2017)
Marketo (2015-2016)
Brunswick Corporation (2006-2014)	Ms. Dunaway serves as Chief Marketing Officer of Duolingo, a popular language learning platform. She previously served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location-based entertainment concept focused on children's role-playing activities, from October 2010 to December 2014 and remains as an advisor to the company on an on-going basis. From October 2007 to October 2010, Ms. Dunaway served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada, and Latin America. Before joining Nintendo, Ms. Dunaway was Chief Marketing Officer for Yahoo! from June 2003 to November 2007. Prior to joining Yahoo!, Ms. Dunaway was at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company's Chief Customer Officer and as Vice President of Kids and Teens brands. Ms. Dunaway holds a Bachelor of Science degree in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

Ms. Dunaway brings to the board of directors, among her other skills and qualifications, more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics, and package goods. She brings experience in the areas of marketing strategy, communications, data analytics, loyalty, digital transformation, and governance. Based on the foregoing, our board of directors has concluded Ms. Dunaway should continue as a member our board.

Kalen F. Holmes, 52

Director Since: August 2016
Current Committees:
■    Compensation (Chair)
 ■    Nominating and Governance
Other Public Company Board Service:
Zumiez Inc. (December 2014-present)
Other Board Service:
OneMedical Group (2017-present)
Pacific Northwest Ballet, Governing Board of Trustees (2013-present)
Recent Past Public Company Board Service:
None	Ms. Holmes served as an Executive Vice President of Partner Resources (Human Resources) at Starbucks Corporation from November 2009 until her retirement in February 2013. Prior to her employment with Starbucks (coffee company), Ms. Holmes held a variety of leadership roles with human resources responsibility for Microsoft Corporation from September 2003 through November 2009. Prior to joining Microsoft, Ms. Holmes served in a variety of industries, including high-tech, energy, pharmaceuticals, and global consumer sales. Ms. Holmes holds a Bachelor of Arts in Psychology from the University of Texas and a Master of Arts and a Ph.D. in Industrial/Organization Psychology from the University of Houston.

Ms. Holmes brings to the board of directors, among her other skills and qualifications, more than 20 years of experience as a senior human resource executive, management of executive and compensation programs, and management across multiple industries including retail, technology, and consumer products. Based on the foregoing, our board of directors has concluded Ms. Holmes should continue as a member of our board.

Glenn B. Kaufman, 51

Director Since: August 2010
Current Committees:
■    Compensation
 ■    Nominating and Governance
Other Public Company Board Service:
None
Other Board Service:
KEH Holdings, LLC (2012-present)
Trading Company Holdings LLC (2014-present)
KPS Global LLC (2015-present)
Recent Past Public Company Board Service:
None	Mr. Kaufman has been a Managing Member of the D Cubed Group, a private-market investment firm, since January 2011. At D Cubed group, in addition to leading the firm and its investment committee, Mr. Kaufman Chairs the Boards of KEH Holdings, Trading Company Holdings and KPS Global. Prior to forming D Cubed, he consulted to boards and senior executives of operating businesses as well as to private investment firms from January 2009 to December 2010. Previously, he spent 11 years at American Securities Capital Partners, where he was a Managing Director. During his tenure at American Securities, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors. He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International, and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable strategic, finance, budgeting, and executive leadership experience, as well as an extensive understanding of restaurant operations, direct/omni-channel marketing, and franchising. He has approximately 20 years of experience as an active, engaged, private market investor. Mr. Kaufman has extensive restaurant, food service, franchising, healthcare, and retail expertise as a result of his investing and business activities at both the D Cubed Group and American Securities Capital Partners. In addition, Mr. Kaufman also has legal and business consulting expertise. Based on the foregoing, our board of directors has concluded Mr. Kaufman should continue as a member of our board.

Aylwin B. Lewis, 64

Director Since: May 2018
Current Committees:
■    Audit
 ■    Compensation
Other Public Company Board Service:
Marriott International, Inc. (2016-present)
Recent Past Public Company Board Service:
The Walt Disney Company (2004-2019)
Potbelly Corporation (2008-2017)
Starwood Hotels & Resorts Worldwide (2013-2016)
Sears Holding Corp. (2005-2008)
Kmart Holding Corporation (2004-2008)	Mr. Lewis is retired and served as Chairman, Chief Executive Officer and President of Potbelly Corporation (sandwich company) from 2011 to 2017, and as President and Chief Executive Officer from 2008 to 2017. Prior to that, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer, from 2005 to 2008. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of Kmart and Sears Retail following Sears' acquisition of Kmart Holding Corporation in 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of Kmart since 2004. Prior to that, Mr. Lewis held a variety of executive leadership positions at YUM! Brands, Inc., a franchisor and licensor of quick service restaurants from 2000 until 2004. Mr. Lewis holds a Bachelor of Arts in English Literature and a Bachelor of Science in Hotel and Restaurant Management from the University of Houston and an MBA from the University of Houston. He also received a master's degree from Houston Baptist University.

Mr. Lewis brings to the board of directors, among his other skills and qualifications, significant executive and team leadership skills in, and management and leadership of, complex worldwide retail and service businesses, branding, marketing, and financial skills, and business strategy and tactical skills. He has approximately 40 years of experience in the restaurant and retail industries, including over 12 years as CEO. At Yum! Brands, Mr. Lewis was responsible for marketing and branding of consumer-facing products and services in the quick-serve food industry, and at Kmart and Sears he was responsible for all aspects of complex, worldwide businesses offering consumer products. At Potbelly Corporation, Mr. Lewis's responsibilities included developing and implementing the company's growth strategy. Based on the foregoing, our board of directors has concluded Mr. Lewis should continue as a member of our board.

Steven K. Lumpkin, 64

Director Since: August 2016
Current Committee:
■    Audit (Chair)
Other Public Company Board Service:
None
Other Board Service:
Hodgdon Powder Company (2015-present)
Trading Company Holdings, LLC (2015-present)
Trabon Companies (2013-present)
Fiorella Jack's Stack Restaurant Group (2009-present)
Recent Past Public Company Board Service:
Applebee's International, Inc. (2004-2007)	Mr. Lumpkin currently serves as Principal of Rolling Hills Capital Partners, a consulting firm. Mr. Lumpkin previously served as Executive Vice President, Chief Financial Officer, and a director of Applebee's International, Inc., where he held various executive positions from 1995 until his retirement in 2007. Prior to joining Applebee's, he was Executive Vice President and director at Kimberly Quality Care Inc. Mr. Lumpkin is a CPA, with a bachelor's in accounting from the University of Missouri—Columbia.

Mr. Lumpkin brings to the board of directors, among his other skills and qualifications, extensive experience in the restaurant industry and an accounting and finance background. Based on the foregoing, our board of directors has concluded Mr. Lumpkin should continue as a member of our board.

Pattye L. Moore, 61

Director Since: August 2007 (Board Chair since February 2010)
Current Committee:
■    Audit
Other Public Company Board Service:
ONEOK, Inc. (2002-present)
ONE Gas, Inc. (2014-present)
Other Board Service:
Quicktrip Corporation (2005-present)
Recent Past Public Company Board Service:
Sonic Corp. (2000-2006)	Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc. Ms. Moore is an author, speaker, and consultant for multi-unit retail and restaurant companies.

Ms. Moore brings to the board of directors, among her other skills and qualifications, significant executive leadership, management, marketing, business strategy, brand and concept development, and public relations experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named to the 2017 National Association of Corporate Directors (NACD) Directorship 100 and is an NACD Board Leadership Fellow. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. Based on the foregoing, our board of directors has concluded Ms. Moore should continue as a member of our board.

Stuart I. Oran, 68

Director Since: March 2010
Current Committees:
■    Audit
 ■    Nominating and Governance
Other Public Company Board Service:
OHA Investment Corporation (2014-present)
Other Board Service:
Accurus Aerospace Corporation (2015-present)
AIM Aerospace Corporation (2016-present)
Children's Cancer & Blood Foundation (2017-present)
Dunlop Aircraft Tyres (2017-present)
Recent Past Public Company Board Service:
FCB Financial Holdings, Inc. (2010-2018)
Spirit Airlines (2004-2015)
Deerfield Capital Corp. (2008-2010)
Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009)
Wendy's International, Inc. (2005-2008)	Since 2011, Mr. Oran has been a partner at Liberty Hall Capital Partners, a private equity firm focused on the aerospace and defense sectors. Mr. Oran is also the co-founder of FCB Financial Holdings, Inc., a bank holding company formed to acquire failed banks in FDIC-assisted transactions. Mr. Oran founded Roxbury Capital Group LLC in 2002 and was its managing member until December 2011. From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, Inc., including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and Chief Executive Officer of Avolar, United's aviation line of business. During that period, Mr. Oran also served as a director of United Air Lines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee, and Alternative Asset Investment Committee of UAL. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership, management, and strategic planning experience which he gained during his employment with UAL Corporation, as a private equity investor at Liberty Hall Capital Partners and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. Based on the foregoing, our board of directors has concluded Mr. Oran should continue as a member of our board.

Denny Marie Post, 61

Director Since: August 2016
Other Public Company Board Service:
Wyndham Destinations, Inc. (2018-present)
Other Board Service:
Women's Food Service Forum (2015-present)
Recent Past Public Company Board Service:
None	Ms. Post has served as Chief Executive Officer of the Company since August 2016 and as President since February 2016. She also served as Chief Operating Officer of the Company from September 2018 to January 2019. Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer of the Company since March 2015. Ms. Post joined the Company in August 2011 as Senior Vice President and Chief Marketing Officer. Before joining the Company, Ms. Post was the Managing Member of mm&i Consulting LLC, a marketing consulting firm, from June 2010 to July 2011. She served as Senior Vice President, Chief Marketing Officer of T-Mobile USA from July 2008 to May 2010, as Senior Vice President, Global Beverage, Food, and Quality at Starbucks Corporation from February 2007 to June 2008, as Senior Vice President, Chief Concept Officer of Burger King Corp. from April 2004 to January 2007, and prior to that, in various marketing executive roles at YUM! Brands, Inc.

Ms. Post brings to the board of directors, among her other skills and qualifications, restaurant industry experience and valuable executive leadership, including in the areas of marketing and brand management. Based on the foregoing, our board of directors has concluded Ms. Post should continue as a member of our board.

Vote Required

              Proposal No. 1 requires the approval of a majority of the votes cast for each director.

Board Recommendation

              Our board of directors recommends that you vote FOR the election of each of the nominees for director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

              The board of directors seeks to ensure good governance and responsible business practices are part of our culture and values. To ensure we achieve this goal, the board of directors has previously established corporate governance guidelines it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to ensure they are timely, effective, and supportive of the board's oversight and other responsibilities.

Executive Development and Management Succession

              Executive development and succession is an important responsibility of the board of directors. Under the Company's corporate governance guidelines, the board maintains an ongoing policy and plan for the development and succession of the CEO and other senior officers. The board has delegated some of this responsibility to the nominating and governance committee. As provided in our corporate governance guidelines, the succession policy and plan has a multi-year focus that encompasses, among other things, the following attributes:

  •
  criteria that reflect the Company's ongoing business strategies;
  •
  identification and development of potential internal candidates;
  •
  formal assessment processes to evaluate such potential internal candidates and their development; and
  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability, or other similar emergency.

              The nominating and governance committee and the board work closely with management to ensure development and succession are anticipated, planned for, and addressed in a timely manner. Under the guidance of the committee, Ms. Post and each of the executive officers conduct annual succession planning activities. This process includes annual performance reviews, evaluations, and development plans of the CEO and executive officers, who also conduct evaluations and development of their direct reports.

              Ms. Post regularly meets with the full board on her performance, and her annual performance evaluation is conducted under the oversight of the compensation committee. Ms. Post conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.

              At least annually, and when otherwise necessary, the nominating and governance committee reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Stockholder Engagement

              The board and management believe the Company's relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility and recognize the value of continuing communications. Among other things, engagement with our stockholders helps us to:

  •
  understand and consider the issues that matter most to our stockholders;
  •
  share and discuss our strategy and objectives; and

  •
  assess stockholder feedback and any emerging issues related to our governance practices, business, operations, or compensation.

              This approach has resulted in our receiving essential input and additional perspectives from our stockholders. Throughout the year, we engage with our stockholders through attendance at investor conferences, issuance of press releases and quarterly conference calls, other stockholder communications, and individual meetings. We discuss topics of importance to both our Company and stockholders, including our business results and initiatives, overall strategy, and capital structure.

              We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes, and concerns of our stockholders, the Company has made a number of changes to our corporate governance practices over the past several years.

              Highlights of our governance program include:

  ✓
  Declassified board of directors
  ✓
  Independent chair of the board of directors
  ✓
  All directors are independent other than our CEO
  ✓
  All current committee members are independent
  ✓
  Board members have diverse backgrounds, expertise, and skills
  ✓
  Robust board, committee, and director self-evaluation process completed annually instead of age or term limits
  ✓
  The board of directors and each committee regularly meet in executive session without members of management
  ✓
  Frequent engagement by management with institutional investors
  ✓
  Majority voting standard for uncontested director elections
  ✓
  Annual review of our succession plan and talent development plan
  ✓
  Directors receive regular governance updates to stay well-informed and evaluate governance trends
  ✓
  Limits on outside board service for board members
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Directors regularly engage in in-boardroom and outside director education
  ✓
  No poison pill in place

Board Leadership Structure

              The board recognizes one of its key responsibilities is to evaluate and determine the optimal leadership structure so as to provide independent oversight of management. Accordingly, at this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. Pattye L. Moore currently serves as chair of the board due to, among other things, her prior experience on public company boards of directors, as well as her extensive leadership experience within the restaurant industry.

              We believe having a non-executive, independent board chair is in the best interests of the Company and our stockholders at this time. The separation of the roles of board chair and chief executive officer allows Ms. Post to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters, which we believe is especially important in light of the high level of regulation and scrutiny of public company boards. Further, we believe the separation of these roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

Role in Risk Oversight

              Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks the Company faces and how these risks are being managed. The board receives regular reports on enterprise risk areas from senior officers of the Company, including the areas of food safety and data security. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process framework and ensures the board or a designated committee is monitoring the identification, assessment, and mitigation of all significant enterprise risks. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our corporate compliance programs and the internal audit function. In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The committees regularly report to the full board on the assessment and management of these risks. The board believes the work undertaken by the audit committee, together with the work of the other committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

              Our board of directors has determined each of our directors, except our CEO, Ms. Post, qualifies as an independent director under the rules promulgated by the U.S. Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market® ("Nasdaq") listing standards. Therefore, 87.5% of our directors and director nominees are independent. Pursuant to these rules, only independent directors may serve on the board's audit committee, compensation committee, and nominating and governance committee. Currently, all members of each of these committees are independent in accordance with SEC rules and Nasdaq listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

              Our board is committed to diversity and includes four women directors, one minority director, and directors with a diverse set of backgrounds, experience, and skills, including those represented below.

♦ Executive leadership	♦ Accounting
♦ Business transformation	♦ Talent and organizational development
♦ Technology strategy	♦ Finance, investor relations, strategic transactions, and M&A
♦ Marketing and consumer insights	♦ Restaurant executive leadership
♦ Governance	♦ Value creation

Director Attendance

              The board of directors held eight meetings in 2018, including four in-person meetings. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees during their period of service in 2018. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

              The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our directors serving at the time attended our 2018 annual meeting.

Committees of the Board of Directors

              Our board of directors currently has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each of our standing committees generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present.

              Each board committee operates pursuant to a written charter. The charter for each committee is available on the corporate governance section of the investor relations tab of our website at www.redrobin.com. The committee charters are reviewed at least annually by the respective committee to revise and update the committee duties and responsibilities as necessary.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2018

Audit Committee	Committee Members:

•

Oversees our financial reporting activities, including our annual report and the accounting standards and principles followed.

•

Reviews earnings releases and annual and quarterly reports, including use of any non-GAAP disclosures.

•

Oversees the disclosure process, including understanding and monitoring of the Company's disclosure committee.

•

Selects and retains the independent auditor.

•

Participates in the process to rotate and select the lead audit partner at least every five years.

•

Reviews the scope and results of the audit to be conducted by the independent auditor.

•

Evaluates performance and monitors independence, commitment to objectivity, and skepticism of selected independent auditor.

•

Approves the budget for fees to be paid to the independent auditor for audit services and non-audit services; evaluates fees for reasonableness and fairness based on benchmarking.

•

Oversees the Company's internal audit function, scope and plan, and the Company's disclosure and internal controls.

•

Oversees the Company's ethical and regulatory compliance.

•

Provides oversight of the Company's enterprise risk management.

•

Regularly meets with independent auditor in executive session.

•

Participates in the evaluation of independent auditor and lead audit partner.

Steven K. Lumpkin
Aylwin B. Lewis
Pattye L. Moore
Stuart I. Oran
Chairperson
 Determined by the board to be an Audit Committee Financial Expert as defined under SEC rules
 Number of Meetings in 2018:
The audit committee held nine meetings in 2018, of which three were in-person meetings.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2018

Compensation Committee	Committee Members:

•

Develops and performs an annual performance evaluation of our chief executive officer.

•

Approves salary, short-term, and long-term incentive compensation programs for the CEO and all executive officers.

•

Reviews and adopts employee benefit plans.

•

Reviews and approves compensation for directors.

•

May engage, at our expense, compensation consulting firms or other professional advisors to assist in discharging its responsibilities, as necessary.

Kalen F. Holmes Cambria W. Dunaway Glenn B. Kaufman Aylwin B. Lewis Chairperson Number of Meetings in 2018: The compensation committee held six meetings in 2018, of which four were in-person meetings.

Nominating and Governance Committee	Committee Members:

•

Identifies, evaluates, and recommends to the board of directors, candidates for appointment or election to the board and their independence.

•

Determines whether to recommend to the board to include the nomination of incumbent directors in the proxy statement.

•

Considers candidates to fill any vacancies that may occur.

•

At least once a year, considers whether the number of directors and skill sets is appropriate for the Company's needs and recommends to the board any changes in the composition of the board.

•

Evaluates and recommends to the board committee structure and membership.

•

Develops and oversees the Company's corporate governance policies.

•

Oversees the Company's compliance with laws and regulations and insurance coverage.

•

Oversees the process to assess the performance of the board and its committees.

Cambria W. Dunaway
Kalen F. Holmes
Glenn B. Kaufman
Stuart I. Oran
Chairperson
 Number of Meetings in 2018:
The nominating and governance committee held four meetings in 2018, one of which was an in-person meeting.

Limits on Outside Board Service

              As provided in our corporate governance guidelines, without specific approval from our board, no director of the Company may serve on more than four public company boards (including the Company's board) and no member of the audit committee may serve on more than three public company audit committees (including the Company's audit committee). Any audit committee member's service on more than three public company audit committees will be subject to the board's determination that the member is able to effectively serve on the Company's audit committee.

Stockholder Submission of Director Nominees

              A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111.

              The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

Communications with our Board of Directors

              You may communicate with any director, the entire board of directors, the independent directors, or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member(s). Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

              With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee, director of internal audit, or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the corporate governance section of the investor relations tab of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

              For 2018, we had no material related party transactions which were required to be disclosed in accordance with SEC regulations.

Review, Approval, or Ratification of Transactions with Related Persons

              The board of directors recognizes transactions between the Company and certain related persons present a heightened risk of conflicts of interest. To ensure the Company acts in the best interest of our stockholders, the board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:

  •
  satisfy itself that it has been fully informed as to the related party's relationship and interest, and as to the material facts of the proposed transaction; and
  •
  consider all the relevant facts and circumstances available to the committee.

              After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.

Compensation Committee Interlocks and Insider Participation

              During the last completed fiscal year, Cambria W. Dunaway, Kalen F. Holmes, Glenn B. Kaufman, Aylwin B. Lewis, and Richard J. Howell (who retired and concluded his board service on May 30, 2018, the date of last year's annual meeting) each served as members of the Company's compensation committee for all or a portion of such period. None of the members of the compensation committee is, or at any time was has been, an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our board.

Director Compensation

              The compensation of our directors was determined by the compensation committee after reviewing market data and analyses from its independent compensation consultant. Set forth below are the elements of our director compensation for 2018.

Annual Retainer	Each non-employee director of the Company received an annual cash retainer of $70,000, payable in substantially equal quarterly installments. In addition, the following amounts were paid to the chair of the board and each board committee chair in substantially equal quarterly installments:
	Chair of the board	$85,000
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$7,500

Equity Awards	In 2018, each non-employee director received an annual grant of restricted stock units with a grant date value of approximately $110,000 and a vesting term of one year or the date of the next annual meeting of stockholders, whichever is earlier. The vesting term is consistent with the Company's declassification of its board of directors with annual elections for one-year terms (until the next annual meeting) in accordance with governance best practices. Prior to 2019, each new non-employee director generally received a non-qualified stock option grant covering 5,000 shares upon initial appointment or election to the board. These options vested and became exercisable in equal monthly installments over the 24-month period following the date of grant. The board discontinued the initial option grant to new non-employee directors beginning in 2019.

2018 Director Compensation

              The following table sets forth a summary of the compensation earned by our non-employee directors in fiscal 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Current Directors
Cambria W. Dunaway	77,500	-	109,964	-	187,464
Kalen F. Holmes	82,500	-	109,964	-	192,464
Glenn B. Kaufman	68,705	-	109,964	-	178,669
Aylwin B. Lewis	61,322	82,800	109,964	-	254,086
Steven K. Lumpkin	83,141	-	109,964	-	193,105
Pattye L. Moore	155,000	-	109,964	-	264,964
Stuart I. Oran	70,000	-	109,964	-	179,964
Former Directors
Richard J. Howell(5)	8,617	-	-	-	8,617

(1)
Fees for Mr. Kaufman include the pro-rated amount for chairing the board's finance committee which was discontinued on February 14, 2018. The fee for the chair of the finance committee was $10,000 per year paid quarterly.
(2)
Mr. Lewis was awarded options to purchase 5,000 shares of common stock upon joining the board in May 2018. The fair value of such options was computed in accordance with the authoritative guidance for accounting for stock compensation at $16.56 per share covered by the option.
(3)
Each director was awarded 2,184 restricted stock units in May 2018. The fair value of such restricted stock units was computed in accordance with the guidance for accounting for stock compensation at $50.35 per share for all directors. All such restricted stock units are subject to vesting in full one year from the date of grant, or the date of the next annual meeting of stockholders, whichever is earlier.
(4)
The aggregate amount of all other compensation paid to each director in fiscal year 2018 did not exceed $2,500 per director.
(5)
Mr. Howell retired and concluded his board service at the annual meeting on May 30, 2018.

              As of the end of the fiscal year 2018, the aggregate number of options and restricted stock units outstanding for each non-employee director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and paid.

Director	Options	Restricted Stock Units
Cambria W. Dunaway	5,000	2,184
Kalen F. Holmes	5,000	2,184
Glenn B. Kaufman	0	2,184
Aylwin B. Lewis	5,000	2,184
Steven K. Lumpkin	5,000	2,184
Pattye L. Moore	0	2,184
Stuart I. Oran	5,000	2,184

Director Stock Ownership Guidelines

              The compensation committee has stock ownership guidelines in place for non-employee directors which requires non-employee directors to own Company securities with a cumulative cost basis of at least five times the director's annual retainer. Based on the current annual retainer for non-employee directors, that dollar amount is $350,000. The value of the director's holdings is based on the cumulative cost basis of securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. New non-employee directors have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. All our directors are currently in compliance with the guidelines.

Indemnification of Directors

              The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes these agreements are necessary in attracting and retaining qualified directors and officers.

 STOCK OWNERSHIP INFORMATION

              Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 12,968,145 shares of common stock outstanding as of March 1, 2019.

Stock Ownership of Certain Beneficial Owners

              The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 1, 2019 (unless otherwise indicated). All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	2,126,645	16.40%
BlackRock, Inc.(2)	1,902,567	14.67%
Dimensional Fund Advisors LP(3)	1,101,985	8.50%
AllianceBernstein L.P.(4)	800,956	6.18%

(1)
This information is based on an amendment to Schedule 13G filed with the SEC on February 14, 2019 jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Stock Fund, Inc. ("Price Small-Cap Fund"). These securities are owned by various individual and institutional investors, including Price Associates (which was the beneficial owner with sole dispositive power as to an aggregate of 2,126,645 shares and sole voting power as to an aggregate of 495,702 shares) and Price Small-Cap Fund (which was the beneficial owner with sole voting power as to an aggregate of 770,321 shares, which amount such amended Schedule 13G reports is also included in the aggregate amount reported by Price Associates). For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates' principal business office is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 31, 2019. At the time of filing, the reporting person reported being a holding company that has sole voting power over 1,868,328 shares and sole dispositive power over 1,902,567 shares. The filing also reports that the interest of one person, iShares Core S&P Small-Cap ETF, in the shares is greater than five percent (5%) of the total number of outstanding shares. The address of this reporting person is 55 East 52nd Street, New York, New York 10055.

(3)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP ("Dimensional"). At the time of filing, Dimensional reported being an investment advisor that has sole voting power over 1,053,626 shares and sole dispositive power over 1,101,985 shares. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that, to the knowledge of

  Dimensional, no one person's interest in the shares is greater than five percent (5%) of the total number of outstanding shares. For the purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional disclaims that it is, in fact, the beneficial owner of such securities. The address for Dimensional's principal business office is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
This disclosure is based on a Schedule 13G filed with the SEC on February 13, 2019 by AllianceBernstein L.P. ("AllianceBernstein"). At the time of filing, AllianceBernstein reported being an investment advisor that has sole voting power over 624,317 shares and sole dispositive power over 800,956 shares. The filing also reports that AllianceBernstein acquired its shares for investment purposes in the ordinary course of its investment management and insurance business. The address for AllianceBernstein's principal business office is 1345 Avenue of the Americas, New York, New York 10105.

Stock Ownership of Directors and Management

              The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 1, 2019 by:

  •
  each of our directors and director nominees;
  •
  each named executive officer set forth in the Summary Compensation Table; and
  •
  all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Denny Marie Post(2)	96,455	*
Guy J. Constant(3)	27,653	*
Jonathan A. Muhtar(4)	32,805	*
Beverly K. Carmichael(5)	4,624	*
Michael L. Kaplan(6)	17,793	*
Carin L. Stutz(7)	6,697	*
Cambria W. Dunaway(8)	11,553	*
Kalen F. Holmes(9)	8,328	*
Glenn B. Kaufman(10)	22,987	*
Aylwin B. Lewis(11)	2,292	*
Steven K. Lumpkin(12)	8,328	*
Pattye L. Moore(13)	26,395	*
Stuart I. Oran(14)	12,670	*
Directors and executive officers as a group (14 persons)(15)	273,163	2.08%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 1, 2019, in accordance with the rules of the SEC, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock, and we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 13,018 shares of common stock held directly by Ms. Post and 83,437 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(3)
Consists of 13,679 shares of common stock held directly by Mr. Constant and 13,974 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(4)
Consists of 4,256 shares of common stock held directly by Mr. Muhtar and 28,549 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(5)
Consists of 657 shares of common stock held directly by Ms. Carmichael and 3,967 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(6)
Consists of 2,007 shares of common stock held directly by Mr. Kaplan and 15,786 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(7)
Consists of 1,867 shares of common stock held directly and 4,830 shares held indirectly by Ms. Stutz (based on the most recent Form 4 filed by Ms. Stutz). Ms. Stutz's employment as Chief Operating Officer of the Company was terminated effective September 5, 2018 without cause.

(8)
Consists of 6,553 shares of common stock held directly by Ms. Dunaway and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(9)
Consists of 3,328 shares of common stock held directly by Ms. Holmes and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(10)
Consists of 22,987 shares of common stock held directly by Mr. Kaufman.

(11)
Consists of 2,292 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(12)
Consists of 3,328 shares of common stock held directly by Mr. Lumpkin and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(13)
Consists of 26,395 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband.

(14)
Consists of 5,670 shares of common stock held directly by Mr. Oran, 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

(15)
Includes 169,021 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019.

Equity Compensation Plan Information

              We maintain three equity-based compensation plans—the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), the 2017 Performance Incentive Plan (the "2017 Plan"), and the Amended and Restated Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

              The following table sets forth our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 30, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2007 Plan	374,019	$55.56	-
2017 Plan(1)	121,333	$60.27	417,001
ESPP	N/A	N/A	82,033
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	495,352	$56.62	499,034

              (1)  Shares reported in column (a) under the 2017 plan include shares underlying performance share units (PSUs) awarded to our executive officers in 2017 and 2018. The PSU awards cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of performance goals as approved by the compensation committee. Column (b) does not take such shares into account.

 COMPENSATION DISCUSSION AND ANALYSIS

              In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our "named executive officers." For 2018, our named executive officers were:

  •
  Denny Marie Post, President and Chief Executive Officer(1)
  •
  Guy J. Constant, Executive Vice President and Chief Operating Officer(2)
  •
  Jonathan A. Muhtar, Executive Vice President and Chief Concept Officer
  •
  Beverly K. Carmichael, Executive Vice President and Chief People, Culture and Resource Officer
  •
  Michael L. Kaplan, Senior Vice President and Chief Legal Officer
  •
  Carin L. Stutz, Former Executive Vice President and Chief Operating Officer

  (1)
  Following the departure of Ms. Stutz effective September 4, 2018, Ms. Post also served as our interim Chief Operating Officer through January 28, 2019.

  (2)
  Effective January 28, 2019, Mr. Constant became our Executive Vice President and Chief Operating Officer and Lynn S. Schweinfurth began serving as our Executive Vice President and Chief Financial Officer. Prior to January 28, 2019, and for the duration of fiscal year 2018, Mr. Constant served as our Executive Vice President and Chief Financial Officer.

Overview

              Red Robin Gourmet Burgers, Inc., together with its subsidiaries, primarily develops, operates, and franchises full-service restaurants in North America and focuses on serving an imaginative selection of high quality gourmet burgers in a fun environment welcoming to guests of all ages. Red Robin's goal is to differentiate itself from casual dining establishments based on quality, service, and value. To differentiate on quality, we offer a large and varied selection of highly craveable and customizable burgers. To differentiate on service, our goal is to serve food and beverages quickly and attentively so guests can spend more time enjoying their food and less time waiting. We also strive to deliver competitive value by providing abundant portions at a range of price points. Red Robin Team Members seek to live our B.U.R.G.E.R. values everyday: Bottomless Fun, Unwavering Integrity, Relentless Focus on Improvement, Genuine Spirit of Service, Extraordinary People, and Recognized Burger Authority.

              To ensure the continued success of Red Robin in a rapidly evolving marketplace, we focus on four strategic areas:

  •
  Attract, retain, and engage high performance teams.
  •
  Evolve to better serve middle income families.
  •
  Embrace the "gift of time" as a key differentiator.
  •
  Improve company and "4-wall" economics.

              We believe these strategic initiatives provide the foundations for scalable and sustainable long-term growth, profitability, and increased stockholder value.

Company Performance in 2018

              Overall, 2018 was a challenging sales year, but we made measurable progress on the operations fundamentals identified as critical to gradually regaining our momentum in 2019. We continue to focus on the fundamentals to deliver sustainable performance and return to positive sales and traffic. We are focused on strengthening operations, upgrading our marketing tactics, and making critical investments in technology and resources to help achieve our long-term goal of being both a destination and a source for gourmet burgers.

              Certain key metrics of our 2018 performance are set forth below.

  •
  GAAP loss per diluted share was $0.49 in 2018 compared to earnings per diluted share of $2.31 in 2017.
  •
  Total revenues were $1.3 billion, a decrease of 3.5% from the 53 weeks ended December 31, 2017, including the negative impact of $24.3 million from having one fewer week in 2018 compared to 2017.
  •
  Off-premise sales increased 31.5% in 2018, now comprising 9.9% of total food and beverage sales.
  •
  Comparable restaurant revenue decreased 2.6% in 2018 (using constant currency rates) compared to 2017.
  •
  Comparable restaurant guest counts decreased 1.5%.

2018 Pay for Performance

              Our incentive programs demonstrate our commitment to a pay for performance compensation philosophy. The Company's 2018 performance impacted the named executive officer's compensation as follows:

  ✓
  No payout of the annual incentive program because the performance goals were not met.
  ✓
  No payout for the 2016-2018 long-term incentive program because the three-year EBITDA and ROIC goals were not met.

              See "Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive-Based Compensation" for further information and discussion on the annual corporate incentive and long-term incentive program.

 2018 EXECUTIVE SUMMARY

              Following is an executive summary of our 2018 executive compensation program.

Compensation Philosophy

  ✓
  Our executive compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic and financial goals. It encourages our executive officers to think and act like owners, because they are owners and as such are compensated in significant part based on the performance of the Company.

Pay Objectives

  ✓
  Under Ms. Post's leadership, the Company continues to pursue improvement in performance designed to drive top-line growth in sales and lay the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value. Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals:

  o
  Attracting, retaining, and motivating  the best possible executive talent who have the experience and leadership skills capable of driving performance and top-line growth in sales;

  o
  Creating value for our stockholders  by linking executive compensation to the achievement of measurable corporate objectives and the minimization of unreasonable or excessive risk-taking; and

  o
  Paying for superior results  through a program that incentivizes and rewards achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

Pay Elements

  ✓
  Our 2018 executive compensation program was comprised of three primary elements: base salaries, annual performance-based cash incentives, and long-term incentives that include: (i) performance share units (PSUs) based on three-year performance cycles, (ii) stock options, and (iii) restricted stock units. We believe financial metrics used for both the annual performance-based cash incentive and long-term incentive grants drive stockholder value. The goals for our incentive plans are linked to the Company's financial and strategic business plans.

  ✓
  In 2018, approximately 80% of our CEO's and 67% of our other named executive officers' target total compensation was performance based and made up of either annual cash incentives or long-term incentives.

Setting Compensation

  ✓
  Executive compensation decisions are made by our compensation committee, which is comprised solely of independent directors.

  ✓
  When making compensation decisions, our compensation committee receives input from its independent compensation consultant and recommendations from our CEO for her direct reports. Our compensation committee reviews benchmarking data of a peer group of restaurant companies as one input into the pay decision process. Other factors that influence pay decisions include, but are not limited to: company performance, individual performance, succession planning, and retention.

2018 Compensation Highlights

  ✓
  The compensation committee did not make significant structural changes to our executive compensation program for 2018. We believe this is consistent with the wishes of our stockholders, who have expressed overwhelming support (greater than 98% of votes cast) for our executive compensation program at each of our last three annual "say-on-pay" advisory votes.

  ✓
  Based on our total compensation philosophy and peer compensation levels as well as successful individual performance, the compensation committee approved salary increases for certain named executive officers in the beginning of 2018.

  o
  Ms. Post's salary increased from $750,000 to $800,000.

  o
  Mr. Constant's salary increased from $500,000 to $515,000.

  o
  Mr. Muhtar's salary increased from $385,000 to $425,000, which increase also reflected his promotion from Senior Vice President and Chief Marketing Officer to Executive Vice President and Chief Concept Officer, effective January 1, 2018.

  o
  Mr. Kaplan's salary increased from $355,000 to $365,000.

  o
  The salary of Ms. Stutz, our former Executive Vice President and Chief Operating Officer, was increased from $475,000 to $505,000. Her employment was terminated effective September 5, 2018 without cause.

  ✓
  The basic structure and primary metric (EBITDA) of our annual performance-based cash incentive program remained the same in 2018.

  o
  Because we did not achieve pre-set company EBITDA goals for 2018, our named executive officers did not receive a payout of their annual performance-based cash incentive for 2018.

  o
  The incentive modifier based on the achievement of off-premise sales was not triggered because the Company EBITDA target was not achieved.

  ✓
  The structure of our long-term incentive program opportunities remained the same in 2018 for our chief executive officer and chief financial officer. In 2018, the compensation committee shifted the structure of the long-term incentive component for the remainder of our named and other executive officers to include more equity and less cash, similar to the approach adopted in 2017 for our chief executive officer and chief financial officer.

    o
    Certain of our executive officers' long-term incentive targets as a percent of salary were increased to improve market competitiveness, recognize individual performance and growth in roles, increase stockholder alignment, increase portion of "at risk" pay, and enhance retention. Ms. Post's long-term incentive target was increased from 275% to 290%. Mr. Constant's long-term incentive target was increased from 150% to 165%.

    o
    In addition to the foregoing, the compensation committee considered and approved a one-time grant of RSUs to Mr. Constant in May 2018 with a grant date value of $850,000 and a five-year vesting schedule of 20% on each of the second, third, and fourth anniversaries of the grant and 40% on the fifth anniversary of the grant. This award was designed to recognize Mr. Constant's depth of experience, skilled management of stockholders, and the Company's need for continuity and continued development of CEO successors.

    o
    Because we did not meet threshold performance measures for the three-year EBITDA and return on invested capital (ROIC) targets for the 2016-2018 long-term incentive cash award, our named executive officers did not receive a payout for that award.

Governance Standards and Compensation Best Practices Currently in Effect

  ✓
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk"

  ✓
  Independent compensation committee reviews and approves executive compensation structure and performance goals

  ✓
  The compensation committee engages an independent compensation consultant

  ✓
  Annual evaluation of potential risks of our executive compensation program

  ✓
  No excise tax gross ups

  ✓
  Double trigger required for cash severance and equity vesting upon a change in control (other than certain performance awards)

  ✓
  No repricing of underwater options without stockholder approval

  ✓
  Meaningful stock ownership guidelines for executives and board members

  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

  ✓
  Clawback policy for the return of certain cash and equity executive incentive compensation in the event of a financial restatement

  ✓
  Limited number of perquisites offered to our executives

Executive Compensation Decision-Making

              The compensation committee approves target total direct compensation levels for named executive officers by establishing base salaries and setting annual and long-term incentive compensation targets. When appropriate, the committee also approves special awards and relatively modest perquisites. The Company makes pay decisions based on a variety of factors, including:

  •
  Company performance
  •
  Company strategy and alignment of incentives
  •
  Benchmarking data for our restaurant peer group for target total direct compensation (base salaries, short-term incentives, and long-term incentives), based on disclosure in peer proxy statements and other applicable survey data
  •
  Individual performance and areas of responsibility relative to the market data
  •
  Compensation relative to other executive officers in the Company
  •
  Advice from the committee's independent compensation consultant
  •
  The CEO's recommendations with respect to the compensation of the executives who report directly to her, including the other named executive officers
  •
  Whether our compensation program encourages unnecessary or excessive risk taking
  •
  Results of the Company's say-on-pay advisory votes in prior years
  •
  Management succession planning and retention

Pay for Performance Alignment

              Our compensation program is designed to pay for performance and is comprised of performance-based short-term and long-term awards. Such compensation varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved or our stock price declines. Financial measures such as EBITDA and ROIC used for the annual and long-term cash incentive grants are reviewed and approved by the compensation committee. Restricted stock units and stock options vest ratably over four years, the value of which is dependent, in whole or in part, on an increase in the Company's stock price.

              2018 Named Executive Officer At-Risk Compensation.     In 2018, "at-risk" pay (incentive pay subject to forfeiture or partial or complete loss of value) comprised 80% of total target compensation for CEO compensation and 67% of total target compensation for the other named executive officers as a group. The charts below reflect the portion of our named executive officers' 2018 total target compensation that is considered at risk.

CEO

 Other Named Executive Officers

Benchmarking

              Restaurant Peer Group.    Restaurant peer group companies were selected and approved by the compensation committee upon the recommendation of management and the committee's independent compensation consultant and are based on their similarity to us with respect to several criteria, including revenue, size, and scope. The peer group used for 2018 compensation benchmarking consists of the 19 restaurant companies identified in the chart below.

              In 2018, the compensation committee evaluated and updated its peers to the "New Peer Group" identified in the chart below. Buffalo Wild Wings, Inc. and Ruby Tuesday, Inc. were removed from the Company's peer group because they are no longer public companies. No other changes were made to the Company's peer group in 2018. The New Peer Group will be used for setting 2019 compensation.

2018 Peer Group	New Peer Group
Biglari Holdings, Inc.	Biglari Holdings, Inc.
BJ's Restaurants, Inc.	BJ's Restaurants, Inc.
Brinker International, Inc.	Brinker International, Inc.
Buffalo Wild Wings, Inc.	Carrols Restaurant Group, Inc.
Carrols Restaurant Group, Inc.	The Cheesecake Factory, Inc.
The Cheesecake Factory, Inc.	Cracker Barrel Old Country Store, Inc.
Cracker Barrel Old Country Store, Inc.	Denny's Corporation
Denny's Corporation	DineEquity, Inc.
DineEquity, Inc.	Domino's Pizza, Inc.
Domino's Pizza, Inc.	Fiesta Restaurant Group, Inc.
Fiesta Restaurant Group, Inc.	Jack in the Box, Inc.
Jack in the Box, Inc.	Noodles & Company
Noodles & Company	Papa John's International, Inc.
Papa John's International, Inc.	Ruth's Hospitality Group, Inc.
Ruby Tuesday, Inc.	Sonic Corp.
Ruth's Hospitality Group, Inc.	Texas Roadhouse, Inc.
Sonic Corp.	The Wendy's Company
Texas Roadhouse, Inc.
The Wendy's Company

              2018 Compensation Setting.    The compensation committee uses competitive compensation data from the annual total compensation study of peer and other restaurant companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the compensation committee uses multiple reference points when establishing targeted compensation levels. The committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning.

Independent Compensation Consultant

              In 2018, the compensation committee retained Meridian Compensation Partners, LLC ("Meridian") as its independent compensation consultant. The independent compensation consultant assists with the compensation committee's annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. The compensation consultant also advises the compensation committee on compensation for the board of directors. The compensation committee evaluated Meridian's independence as its compensation consultant by considering each of the independence factors adopted by Nasdaq and the SEC. Based on such evaluation, the compensation committee believes no conflict of interest exists that would prevent Meridian from independently representing the compensation committee.

Risk Mitigation

              The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;
  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;
  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;
  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and
  •
  material adjustments we have made to our compensation policies and practices as a result of changes in our risk profile.

              The compensation committee believes it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:

  •
  payouts under our annual and long-term incentive compensation plans are capped;
  •
  the compensation committee has the ability to reduce payouts under our annual incentive compensation plans in its discretion;
  •
  executives are subject to robust stock ownership guidelines;
  •
  executives are subject to anti-hedging policies with respect to our common stock;
  •
  the performance goals under our incentive programs relate directly to the business plan approved by the board of directors; and
  •
  there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

              The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Consideration of Prior Say-on-Pay Advisory Votes

              At our 2018 annual meeting of stockholders, holders of approximately 99.3% of the votes cast on such proposal approved the advisory vote ("say-on-pay") on the 2017 compensation of our named executive officers, which was consistent with the level of support we received in 2017 and 2016, when 98.5% and 98.2% of stockholders voted for our "say-on-pay" proposal.

              We believe the level of support we received from stockholders for the last three years was driven in part by our commitment to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. The compensation committee did not make significant structural changes to our executive compensation program for 2018. The compensation committee considered the results of the advisory vote when setting executive compensation for 2018 and will continue to do so in future executive compensation policies and decisions.

Key Components of our Executive Compensation Program

Base Salary

              Base salary provides a minimum level of remuneration to our named executive officers for their efforts. The compensation committee sets base salaries for our executives to reflect the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually as part of the benchmarking process and adjusts them from time to time to account for relevant factors such as market changes. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews her salary recommendations for our executives.

Incentive-Based Compensation

              For our incentive-based compensation, the compensation committee utilizes a mix of performance metrics and different forms of LTI. Each type serves a different purpose. The annual incentive and PSU (which replaced long term cash) components of the long-term incentive awards are performance-based and require achievement of certain financial targets, measured over either one or three years. If the financial metrics are not achieved at a minimum threshold level at the end of the performance period, no payment (or shares) is earned or made. Each of the equity vehicles granted vest ratably over four years, other than the PSUs, which are currently "banked" over a three-year period and are payable at the end of the third year. Restricted stock units are used to support stockholder alignment and retention. The stock options require improved stock price performance to realize value and provide long term direct stockholder alignment.

              Annual Performance-Based Incentive. Annual performance-based cash incentives are intended to reward achievement of annual financial performance that drives long-term, sustained creation of stockholder value. Our annual incentive goals are established with reference to the annual portion of our multi-year strategic plan. The annual performance metrics are financial-based measures the compensation committee believes are aligned with our goals described above. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.

              Each of our executives participates in the annual incentive plan under which the compensation committee uses EBITDA as the primary metric. The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. We believe our EBITDA performance goals require "stretch" performance and encourages superior performance.

              The compensation committee approves any payouts earned under the annual incentive program following review of actual results at the end of the year. The corresponding dollar payout value varies up or down depending on the actual EBITDA performance level versus threshold, target, and maximum goals that are set at the beginning of the year. The compensation committee sets the EBITDA ranges each year based on performance expectations and other factors. No payouts are earned if the threshold EBITDA goal is not achieved. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation.

              In addition, in 2018, the annual performance-based incentive plan included a modifier. The modifier was based on the achievement of off-premise sales, measured as a percentage of overall restaurant sales, in excess of a pre-determined increase to the Company's budgeted increase in off-premise sales. If off-premise sales increased above the threshold, the amount of any annual incentive program payout could have been increased by a percentage up to 120%. The modifier only applied if the annual EBITDA target would have been achieved. The Company grants the annual performance-based incentive awards and all cash incentive awards, if any, under the 2017 Plan.

              Long-Term Performance-Based Incentives. The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, by reviewing peer group market data analysis from its compensation consultant, impact of share usage and affordability, internal equity, and recommendations from the CEO, among other factors. The compensation committee believes the current mix of performance and service-based incentives aligns the interests of executive officers with our stockholders and was appropriate for 2018.

              The 2018 long-term incentive grants consisted of a mix of equity awards in the form of restricted stock units and stock options, and a long-term performance-based incentive component (the "LTIP"), payable in PSUs. We began using PSUs as the LTIP component beginning with the 2017 grants for our CEO and CFO, and continuing in 2018 for all other executives. Prior to that, the LTIP component was paid in cash. Through 2018, the long-term incentive award grants for our named executive officers consisted of 20% restricted stock units and 40% stock options (both of which vest ratably over four years), and a 40% LTIP. These awards are designed to focus management on our strategy of driving consistent, sustainable, achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including performance targets measured annually over a three-year period beginning in 2017) is designed to ensure the execution of our evolving strategic plan considers appropriate risks and returns and allows for initiatives that span several fiscal years.

              Beginning in 2017, the LTIP component is payable if annual targets selected by the committee are achieved for that tranche within the three-year performance period. When the performance measure has been met and approved by the compensation committee for a particular tranche during the three-year period of the award, that portion of units is determined but remains subject to a service-vesting requirement until the three-year period has concluded. That determined portion of units is considered "banked," but is not considered "earned" or vested and will not be delivered until the applicable three-year period has concluded. The annual LTIP metrics are independent of each other. For the second tranche of the 2017 long-term incentive grant and the first tranche of the 2018 long-term incentive grant, the compensation committee selected an earnings metric (EBITDA) and an operational metric (Relative Guest Traffic) in the design of the LTIP to achieve a balance between earnings, growth, and driving Guest traffic relative to the restaurant industry (not limited to casual dining) and to effectively reward both. For the first tranche of the 2017 long term incentive grant, the compensation committee selected EBITDA and a return on investment metric (ROIC) in the design of the LTIP to achieve a balance between earnings, growth, and return on investment and to effectively reward both. Like the goals in our annual performance-based plan, all of the goals in the LTIP

(EBITDA, ROIC, and Relative Guest Traffic) are intended to be "stretch" goals, or challenging targets, and are meant to encourage superior performance.

              The transition to annual goals measured and assessed over a three-year period reflects the challenges of multi-year forecasting in the current volatile restaurant operating environment, which continues to be impacted by changes in traditional consumer dining behavior, including a shift from traditional dine-in consumption to increased off-premise dining activity and the use of technology-based food ordering systems. The 2007 Plan and 2017 Plan permit the compensation committee to make adjustments, in its discretion, for non-cash, non-recurring, or unusual items. While there is overlap with one of the metrics in our annual performance-based cash and LTIP awards (EBITDA), the compensation committee believes this is appropriate because the annual performance-based incentive is focused on earnings in a particular year, whereas the individual annual EBITDA targets within LTIP are focused on year-to-year progress over the three-year performance period. The compensation committee believes the longer-term nature of the LTIP links performance to our multi-year strategic plan and growth objectives while encouraging management's collaboration on strategic initiatives. In 2018, all long-term performance-based incentive awards were granted under the 2017 Plan.

Employee Benefits

              We also provide certain other customary retirement and health and welfare benefits and other ancillary compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation.

Modest Perquisites

              We offer a limited number of modest perquisites to our named executive officers, which include a car allowance, phone allowance, and in-restaurant meal discounts. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements on relocation. We review the perquisites we offer to our executives and compare them to those offered by our competitors from time to time.

Summary of 2018 Compensation Activity

Base Salary

              Named executive officer salaries for 2018, along with any corresponding increases from their 2017 salaries, are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, market competitiveness, the Company's performance, individual contributions, growth in roles, enhance retention, CEO recommendations for her direct reports, and other relevant matters.

Named Executive Officer	2017 Salary	2018 Salary	% Change
Denny Marie Post President and Chief Executive Officer	$750,000	$800,000	6.7%
Guy J. Constant Executive Vice President and Chief Operating Officer	$500,000	$515,000	3.0%
Jonathan A. Muhtar Executive Vice President and Chief Concept Officer	$385,000	$425,000	10.4%
Beverly K. Carmichael Executive Vice President and Chief People, Culture and Resource Officer	(1)	$420,000	0%
Michael L. Kaplan Senior Vice President and Chief Legal Officer	$355,000	$365,000	2.8%
Carin L. Stutz Former Executive Vice President and Chief Operating Officer	$475,000	$505,000	6.3%
  (1)
  Ms. Carmichael joined the Company in December 2017 at an annual base salary rate of $420,000, which remained unchanged for fiscal year 2018.

Incentive-Based Compensation

              2018 Annual Performance-Based Cash Incentives. For the primary component of our 2018 annual performance-based cash incentive program, actual payouts were determined by comparing the Company's fiscal year EBITDA to a target level of EBITDA for the year established by our compensation committee. Potential payout amounts ranged from 0% to 200% of the executive's target opportunity based on achievement of EBITDA ranging from 90% to 120% of the target level of EBITDA for the year. For 2018, named executive officers did not receive an incentive opportunity because the minimum pre-set EBITDA target was not achieved.

EBITDA Target and Preliminary Annual Incentive %

EBITDA Target Achieved		Payout as a % of Target

Actual	87%	0%

Minimum	90%	50%

Target	100%	100%

Maximum	≥120%	200%

              In addition, our 2018 annual performance-based cash incentive program included a modifier for off-premise sales relative to target levels of such sales for the year set forth in the board-approved budget for 2018, payable only if the EBITDA target was achieved. Off-premise sales are a percentage of total restaurant sales, and the plan target for 2018 of 9.6% was based on a 2.3% increase over 2017. The modifier could have increased payout by up to 120% of the EBITDA target incentive had off-premise as a percent of total sales achieved 11.6% for the year. For 2018, the incentive modifier was not triggered because the Company EBITDA target was not achieved. Had the EBITDA target been achieved, a partial payout relative to the modifier would have been achieved, because 2018 off-premise sales was 9.9% of total sales.

              Each of our named executive officers has a target opportunity expressed as a percentage of the executive's salary and is set based on, among other factors, market and peer comparisons, and internal equity. The actual amounts of our 2018 annual performance-based cash incentives paid to our named executive officers in March 2019 for fiscal 2018 performance are as follows:

Named Executive Officer(1)	2018 Annualized Salary	Target (% of Actual Salary)	$ Amount at Target	2018 Actual Payout
D. Post	$800,000	120%	$960,000	$0
G. Constant	$515,000	75%	$386,250	$0
J. Muhtar	$425,000	75%	$318,750	$0
B. Carmichael	$420,000	70%	$294,000	$0
M. Kaplan	$365,000	70%	$255,500	$0

(1)
Ms. Stutz is not included in the above table because she was not eligible to receive an annual performance-based cash incentive due to her termination prior to the end of the fiscal year.

              2018 Long-Term Incentive ("LTI") Program. The 2018 LTI grants made to named and other executive officers consisted of 40% stock options, and 20% restricted stock units, and a 40% LTIP payable in PSUs.

              2018 Long-Term Incentive Grants. In March 2018, the Company made the following annual grants to our named executive officers:

Named Executive Officer	Total Long-Term Incentive Target Value ($)	Long-Term Incentive PSUs ($)	Non-Qualified Stock Options ($)	Time-Based Restricted Stock Units ($)
D. Post	2,320,000	928,000	928,000	464,000
G. Constant	849,750	339,900	339,900	169,950
J. Muhtar	595,000	238,000	238,000	119,000
B. Carmichael	504,000	201,600	201,600	100,800
M. Kaplan	328,500	131,400	131,400	65,700
Former Executive
C. Stutz	833,250	333,300	333,300	166,650

              The amounts listed in the table above represent the target intended value of the grant. The estimated fair value of each option granted is calculated using the Black-Scholes multiple option-pricing model. The fair value of the restricted stock units and performance stock units is based on the grant date market value of the common shares.

              Long-Term Performance-Based PSUs. In 2018, the compensation committee shifted the structure of the long-term incentive component for the remainder of our named and other executive officers to include more equity and less cash, similar to the approach adopted in 2017 for our chief executive officer and chief financial officer. In 2018, the 40% long-term incentive component for executive officer compensation was comprised of equity grants in the form of PSUs, as follows:

Named Executive Officer	Long-Term Incentive PSUs	Grant Date Fair Value ($)
D. Post	15,151	928,000
G. Constant	5,549	339,900
J. Muhtar	3,885	238,000
B. Carmichael	3,291	201,600
M. Kaplan	2,145	131,400
Former Executive
C. Stutz	5,441	333,300

              In 2018, the LTIP metrics for the PSUs were EBITDA and Relative Guest Traffic. Relative Guest Traffic is measured relative to top quartile performers in the restaurant industry (not limited to casual dining) as set by Black Box Intelligence, a financial benchmarking report for the restaurant industry, and held constant through the year. No PSUs are earned if threshold performance objectives are not met and up to 200% of the target number of PSUs will be earned if maximum performance objectives are achieved. Beginning in 2017, the LTIP targets are set annually as a result of the current volatile restaurant operating environment, but no payout can be earned until the end of the three year performance period.

              2016-2018 LTI Cash Incentives. At the end of 2018, the Company completed a three-year performance cycle for the long-term cash incentive portion of the LTI plan. The performance period covered fiscal 2016 through fiscal 2018. The 2016 LTI cash awards represented 40% of the executive's total 2016 LTI award. Based on EBITDA and ROIC performance, our executive officers did not earn an LTI cash payout, as reflected in the tables below.

              For the 2016-2018 LTI cash incentive, our target level EBITDA objective was $573.7 million. The range of EBITDA objectives to achieve an LTI cash payout based on EBITDA was 90% of target EBITDA for the minimum threshold level, and 120% of target EBITDA for the maximum level (which corresponds to a 50% to 200% target payout range). Our EBITDA achievement for 2016-2018 was $401.9 million, which was 70.1% of the target EBITDA level, which was below minimum of the target EBITDA level, and therefore generated no corresponding payout.

EBITDA Target and Preliminary Payout %

EBITDA Target Achieved		Payout as a % of Target

Actual	70.1%	0%

Minimum	90%	50%

Target	100%	100%

Maximum	≥120%	200%

              Our target level ROIC objective for the 2016-2018 performance period was 14.05%. The range of ROIC objectives to achieve an LTI cash payout based on ROIC was 89.4% of target ROIC for the minimum threshold level, and 108.5% of target ROIC for the maximum level, with a corresponding multiple range that decreased or increased the payout of the executive's target LTI cash incentive. Our ROIC achievement for 2016-2018 was 8.12%, which was 57.9%, which was below minimum of the target ROIC level, and therefore generated no corresponding payout.

ROIC Target and Preliminary Payout %

ROIC Target Achieved		Payout as a % of Target

Actual	57.9%	0%

Minimum	89.4%	1%

Target	100%	100%

Maximum	≥108.5%	180%

              Stock Options. The stock options that were granted in 2018 vest ratably over four years on each anniversary date of the grant, which is designed to align incentives with longer-term achievement of objectives. The exercise price of the stock options was set at our closing share price on the date of grant. This means the stock options will have no value unless our share price on the date the option is exercised is greater than the exercise price. Beginning in 2019, the long-term incentive plan will no longer include stock options as part of the equity component of such plan. See "—2019 Compensation Program" below.

              Restricted Stock Units. The restricted stock units granted in 2018 vest ratably over four years on each anniversary date of the grant.

Retention Grant to Mr. Constant

              In addition to the above activity, the compensation committee considered and approved an award of RSUs to Mr. Constant in May 2018. This award was designed to increase Mr. Constant's alignment with stockholders and recognize his depth of experience, skilled management of stockholders, and the Company's need for continuity and continued development of CEO successors. The award consisted of RSUs having a grant date fair value of $850,000 and a five-year vesting schedule of 20% on each of the second, third, and fourth anniversaries of the award and 40% on the fifth anniversary of the award.

2019 Compensation Program

              The Company continually assesses our compensation program to ensure it supports our business strategy and situation. For 2019, the annual incentive plan now embeds the strategic objectives in addition to the EBITDA goal, and the long-term incentive program will consist of 67% weighted in PSUs and 33% weighted in RSUs for the named executive officers, thereby further shifting executive compensation to performance-based awards. In addition, the metrics for the 2019 PSU tranches will be based on the achievement of EBITDA and ROIC.

Deductibility of Executive Compensation

              The compensation committee considers the tax impacts of material elements of our executive compensation program. These factors alone do not drive our compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program, and whether the program is consistent with our compensation objectives.

              The compensation committee has historically generally intended to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m) of the Internal Revenue Code, provided additional requirements are satisfied. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

              Despite the compensation committee's efforts in the past to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m), because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, while we consider deductibility as one factor in determining executive compensation, in some cases we may decide it is either not possible or desirable to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, we may pay compensation that is not deductible under Section 162(m) from time to time.

Executive Compensation Policies and Guidelines

Executive Employment Agreements

              Each of Ms. Post, Mr. Constant, Mr. Muhtar, Ms. Carmichael, and Mr. Kaplan has an employment agreement with the Company, described below under "Executive Employment Agreements." In addition, Ms. Schweinfurth has an employment agreement with the Company, which was entered into in January 2019. The employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreements. The agreements provide for severance payments upon certain terminations of employment. The compensation committee believes the terms of these agreements together with the Change in Control Plan are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change in control event or other event potentially affecting their employment. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Executive Stock Ownership Guidelines

              Stock ownership guidelines have been in effect for the Company's executive officers and directors since March 2009. The compensation committee believes that executive stock ownership requirements increase alignment of executive interests with those of stockholders with respect to long-term ownership risk. The guidelines require executive officers to achieve during the term of the executive's employment a dollar value of Company's securities based on a multiple of base salary. The current ownership guidelines require our CEO to own five times base salary, three times base salary for executive vice presidents, and two times base salary for senior vice presidents. Pursuant to the guidelines, the value of the executive's holdings is based on the cumulative cost basis of Company securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from their effective date of employment or promotion date. An executive officer may receive additional time to achieve his or her minimum requirement if the officer's requirement is increased, calculated based on the additional incremental amount, and the committee may otherwise exercise discretion in extending the time for compliance in other circumstances. All our executive officers are currently in compliance with the guidelines.

Compensation Clawback Policy

              The Company's board of directors maintains a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company's previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation, including equity and cash awards, received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements. If additional clawback rules are approved by the SEC, the Company will review and revise its clawback policy to comply with the new rules.

Pledging and Hedging Transactions in Company Securities

              The board has a policy prohibiting hedging and pledging of Company securities by executive officers and directors. The policy is set forth in the Company's Insider Trading Policy. All directors and executive officers have confirmed they are currently in compliance with the policy.

Compensation Committee Report

              The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on this review and discussion, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Kalen F. Holmes, Chair
Cambria W. Dunaway
Glenn B. Kaufman
Aylwin B. Lewis

2018 Executive Compensation Tables

Summary Compensation Table

              The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2018 (collectively, the named executive officers), for fiscal years 2016 through 2018:

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(8)	Total ($)
Denny Marie Post	2018	774,040	-	1,391,968	927,977	-	18,345	3,112,330
President and Chief	2017	744,237	-	1,434,957	769,690	653,777	18,901	3,621,862
Executive Officer	2016	539,544	-	217,565	435,281	51,408	15,916	1,259,714
Guy J. Constant(1)	2018	501,924	-	1,359,742	339,878	-	13,126	2,214,670
Executive Vice President and	2017	500,000	-	599,941	399,989	254,247	13,397	1,767,574
Chief Operating Officer	2016	15,385	200,000	-	-	-	516	215,901
Jonathan A. Muhtar	2018	416,059	-	356,904	237,985	-	13,388	1,024,336
Executive Vice President and	2017	383,854	-	104,998	209,987	195,770	13,845	908,454
Chief Concept Officer	2016	375,000	200,000	354,934	460,298	-	133,894	1,524,126
Beverly K. Carmichael	2018	405,462	200,000	502,315	351,568	-	13,177	1,472,522
Executive Vice President and Chief People, Culture and Resource Officer
Michael L. Kaplan	2018	355,865	-	197,041	131,384	-	14,070	698,360
Senior Vice President and	2017	353,842	-	62,087	124,194	180,515	14,147	734,785
Chief Legal Officer	2016	343,850	-	60,246	120,592	31,908	14,183	570,779
Former Executive
Carin L. Stutz(7)	2018	349,097	-	499,861	333,296	-	517,512(7)	1,699,766
Executive Vice President and	2017	466,355	-	119,991	239,985	258,787	13,257	1,098,375
Chief Operating Officer	2016	246,156	172,308	137,494	137,644	-	21,825	715,447

(1)
Mr. Constant joined the Company in December 2016. The base salary reported for Mr. Constant in 2016 is prorated for the period of time he provided services to us in 2016. Mr. Constant's annual base salary in 2016 was $500,000.

(2)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(3)
Amounts under Bonus represent one-time sign-on bonuses received by Messrs. Constant and Muhtar and Ms. Carmichael in connection with their joining the Company.

(4)
Amounts under Stock Awards represent the aggregate grant date fair value of restricted stock units and performance stock units awarded in 2018 (in the case of the PSUs, based on the achievement of the applicable performance goals at target), computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2018, 2017, and 2016. See "Outstanding Equity Awards at 2018 Fiscal Year-End" below for a listing of restricted stock unit and PSU awards outstanding for each named executive officer as of December 30, 2018.

(5)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2018, 2017, and 2016. See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal years ended December 30, 2018 and December 31, 2017, and Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 25, 2016, for descriptions of the methodologies and assumptions we used to value option awards.

(6)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column is reported for the year in which such amount is earned, even though it is paid in the immediately following year. Amounts in the 2018 "Non-Equity Incentive Plan Compensation" column above consist entirely of the 2018 annual performance-based cash incentive payout to the named executive officers. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of the annual incentive award or LTI cash award payouts into the Deferred Compensation Plan.

(7)
Ms. Stutz joined the Company in May 2016 and departed from the Company in September 2018. The base salary reported for Ms. Stutz in each of 2016 and 2018 is prorated for the period of time she provided services to us in 2016 and 2018, respectively. Ms. Stutz's annual base salary in 2016 was $400,000, and $505,000 in 2018. The amount in the "All Other Compensation" column includes a severance payment pursuant to Ms. Stutz's agreement upon her departure from the Company.

(8)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Phone Allowance (b)	Meal Discounts ($)(c)	Life Insurance/ LT Disability Premium Payments ($)(d)	Company Match under Non-Qualified Deferred Compensation Plan ($)	Separation of Service Agreement payments ($)	Total ($)
Denny Marie Post	2018	15,000	1,620	744	981	-	-	18,345
Guy J. Constant	2018	10,200	1,620	422	884	-	-	13,126
Jonathan A. Muhtar	2018	10,200	1,620	722	846	-	-	13,388
Beverly K. Carmichael	2018	10,200	1,620	478	879	-	-	13,177
Michael L. Kaplan	2018	10,200	1,620	1,427	823	-	-	14,070
Former Executive Carin L. Stutz	2018	7,454	1,184	300	574	3,000	505,000(e)	517,512

(a)
All executives and certain other employees receive monthly car allowances.

(b)
All executives and certain other employees receive monthly phone allowances.

(c)
Various forms of meal discounts are provided to executives and all other employees. The amounts reported in this column are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor.

(d)
Long-term disability insurance and life insurance are provided to executives and certain other employees and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(e)
Amounts payable to Ms. Stutz under her employment agreement.

Grants of Plan-Based Awards

              The following table provides additional information about equity awards and non-equity incentive plan awards granted to our named executive officers during fiscal 2018:

					All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Grant Date Fair Value of Option and Stock Awards ($)(2)
							Exercise or Base Price of Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Denny Marie Post	3/15/2018(1)	480,000	960,000	2,304,000	-	39,617(3)	61.25	927,977
					7,575(4)	-	-	463,969
					15,151(5)	-	-	927,999
Guy J. Constant	3/15/2018(1)	193,125	386,250	927,000	-	14,510(3)	61.25	339,878
					2,774(4)	-	-	169,907
					5,549(5)	-	-	339,876
	5/30/2018				16,881(6)	-	-	849,958
Jonathan A. Muhtar	3/15/2018(1)	159,375	318,750	765,000	-	10,160(3)	61.25	237,985
					1,942(4)	-	-	118,947
					3,885(5)	-	-	237,956
Beverly K. Carmichael	1/5/2018				-	7,267(7)	54.05	149,984
					3,700(7)	-	-	199,985
	3/15/2018(1)	147,000	294,000	705,600	-	8,606(3)	61.25	201,584
					1,645(4)	-	-	100,756
					3,291(5)	-	-	201,574
Michael L. Kaplan	3/15/2018(1)	127,750	255,500	613,200	-	5,609(3)	61.25	131,383
					1,072(4)	-	-	65,660
					2,145(5)	-	-	131,381
Former Executive
Carin L. Stutz	3/15/2018(1)	189,375	378,750	909,000	-	14,229(3)	61.25	333,296
					2,720(4)	-	-	166,600
					5,441(5)	-	-	333,261

(1)
Amounts reflect potential annual incentive payouts to the named executive officers which depend on satisfaction of Company EBITDA targets in fiscal 2018. See "Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive-Based Compensation—Annual Performance-Based Incentive" for further information.

(2)
See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 30, 2018 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the guidance for accounting for stock compensation.

(3)
Options were granted pursuant to the 2017 Plan. The options are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company. Options are exercisable for ten years from the date of issuance, as defined in the 2017 Plan, subject to certain other conditions.

(4)
Comprises time-based restricted stock units granted pursuant to the 2017 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

(5)
Amounts reflect target payouts under long-term PSU awards granted under the 2017 Plan. The awards will cliff vest at the end of the 2018-2020 three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum levels. Performance goals are established for each of three performance intervals under the awards on or prior to the 90th day of each such performance interval. In the performance interval ending December 30, 2018 there were two independent metrics used: (A) EBITDA and (B) Relative Guest Traffic. The goals are equally weighted, and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term performance stock unit awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2018 Compensation Activity—Incentive-Based Compensation—2018 Long-Term Incentive ("LTI") Program."

(6)
Mr. Constant received a retention award in May 2018 that is comprised of time-based restricted stock units granted pursuant to the 2017 Plan. The restricted stock units are scheduled to vest 20% on each of the second, third, and fourth anniversaries and 40% on the fifth anniversary of the date of grant subject to continuing employment or service with the Company.

(7)
Ms. Carmichael received a new hire award in January 2018 that is comprised of stock options and time-based restricted stock units granted pursuant to the 2017 Plan. Both stock options and restricted stock units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)		Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested ($)(25)
				Option Expiration Date
Name(1)	Exercisable	Unexercisable
Denny Marie Post	8,551	-	32.29	8/2/21(2)	300(14)	8,016
	7,620	-	35.46	2/21/22(3)	1,076(16)	28,751
	8,482	-	42.07	2/26/23(4)	880(17)	23,514
	5,060	-	71.99	2/19/24(5)	6,143(19)	164,141
	4,851	1,618	81.65	2/18/25(6)	22,340(20)	596,925
	6,084	6,086	63.82	2/17/26(8)	7,575(22)	202,404
	5,226	5,227	45.52	10/3/26(9)	15,151(23)	404,835
	11,499	34,498	47.00	2/24/27(11)
	-	39,617	61.25	3/15/28(13)
Guy J. Constant	5,173	15,522	54.55	1/3/27(10)	2,749(18)	73,453
	-	14,510	61.25	3/15/28(13)	7,332(20)	195,911
					2,774(22)	74,122
					5,549(23)	148,269
					16,881(24)	451,060
Jonathan A. Muhtar	8,510	4,255	59.94	1/4/26(7)	1,390(15)	37,141
	4,648	4,649	63.82	2/17/26(8)	822(16)	21,964
	3,136	9,408	47.00	2/24/27(11)	1,675(19)	44,756
	-	10,160	61.25	3/15/28(13)	1,942(22)	51,890
					3,885(23)	103,807
Beverly K. Carmichael	-	7,267	54.05	1/5/28(12)	3,700(21)	98,864
	-	8,606	61.25	3/15/28(13)	1,645(22)	43,954
					3,291(23)	87,936
Michael L. Kaplan	3,139	-	71.99	2/19/24(5)	164(14)	4,382
	2,649	883	81.65	2/18/25(6)	472(16)	12,612
	2,669	2,670	63.82	2/17/26(8)	990(19)	26,453
	1,854	5,565	47.00	2/24/27(11)	1,072(22)	28,644
	-	5,609	61.25	3/15/28(13)	2,145(23)	57,314

(1)
Former executive officer, Ms. Stutz, was not included in this table as she was not employed by the Company at 2018 fiscal year-end.

(2)
Award of options granted on August 2, 2011 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on August 2, 2015.

(3)
Award of options granted on February 21, 2012 that vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(4)
Award of options granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(5)
Award of options granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(6)
Award of options granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(7)
Award of options granted on January 4, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on January 4, 2019.

(8)
Award of options granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(9)
Award of options granted on October 3, 2016 that vest 25% on each anniversary date of issuance and in full on October 3, 2020.

(10)
Award of options granted on January 3, 2017 that vest 25% on each anniversary date of issuance and in full on January 3, 2021.

(11)
Award of options granted on February 24, 2017 that vest 25% on each anniversary date of issuance and in full on February 24, 2021.

(12)
Award of options granted on January 5, 2018 that vest 25% on each anniversary date of issuance and in full on January 5, 2022.

(13)
Award of options granted on March 15, 2018 that vest 25% on each anniversary date of issuance and in full on March 15, 2022.

(14)
Award of restricted stock units granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(15)
Award of restricted stock units granted on January 4, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on January 4, 2019.

(16)
Award of restricted stock units granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(17)
Award of restricted stock units granted on October 3, 2016 that vest 25% on each anniversary date of issuance and in full on October 3, 2020.

(18)
Award of restricted stock units granted on January 3, 2017 that vest 25% on each anniversary date of issuance and in full on January 3, 2021.

(19)
Award of restricted stock units granted on February 24, 2017 that vest 25% on each anniversary date of issuance and in full on February 24, 2021.

(20)
Award of PSUs that cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of performance goals as approved by the compensation committee.

(21)
Award of restricted stock units granted on January 5, 2018 that vest 25% on each anniversary date of issuance and in full on January 5, 2022.

(22)
Award of restricted stock units granted on March 15, 2018 that vest 25% on each anniversary date of issuance and in full on March 15, 2022.

(23)
Award of PSUs that cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of performance goals as approved by the compensation committee.

(24)
Award of restricted stock units granted on May 30, 2018 that vest 20% on each of the second, third, and fourth anniversaries and 40% on the fifth anniversary from date of issuance and in full on May 30, 2023.

(25)
Based on the closing price of our common stock on December 28, 2018 of $26.72 per share.

Options Exercises and Stock Vested

              The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Denny Marie Post	-	-	4,544	222,414
Guy J. Constant	-	-	917	51,444
Jonathan A. Muhtar	-	-	2,360	127,921
Beverly K. Carmichael	-	-	-	-
Michael L. Kaplan	-	-	917	48,356
Former Executive Carin L. Stutz	-	-	1,378	80,448

(1)
Based on the amount by which the market price of our common stock on the date of exercise exceeded the exercise price of the option award.

(2)
Represents restricted stock units vesting in fiscal 2018. Values are based on the closing price of our common stock on the date of vesting.

Non-qualified Deferred Compensation

              The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company's Deferred Compensation Plan as of December 30, 2018.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Denny Marie Post	-	-	(19,277)	-	264,717
Guy J. Constant	-	-	-	-	-
Jonathan A. Muhtar	-	-	-	-	-
Beverly K. Carmichael	-	-	-	-	-
Michael L. Kaplan	-	-	(1,710)	-	20,647
Former Executive Carin L. Stutz	13,342	3,000	(2,036)	-	28,017

(1)
Executive Contributions in Last Fiscal Year and Registrant Contributions in Last Fiscal Year were reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(2)
No portion of the Aggregate Earnings (Loss) in Last Fiscal Year was reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(3)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

              Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. In 2018, Company employees who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) were not permitted to participate in the Company's 401(k) program. To permit these employees to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The plan permits executives and other eligible employees to defer portions of their compensation. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation each plan year. The Company may make matching contributions in an amount determined by the compensation committee. For the 2018 plan year, the compensation committee authorized matching contributions equal to 50% of the first 4% of compensation that is deferred by the participant. The Company match for named executive officers and other members of the executive team was capped at $3,000 for the 2018 plan year.

              The Company contributes all amounts deferred under the plan to a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments. All rabbi trust assets remain available to satisfy the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

              When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, up to 15 annual installments. Otherwise, payment of a participant's account is made a minimum of six months from participant's termination of employment in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000. A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

              With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is a "non-qualified" plan for federal tax purposes, meaning the arrangements are deemed to be unfunded and an employee's interest in the plan is no greater than that of an unsecured general creditor of the Company.

Employment Agreements and Change in Control Plan

Executive Employment Agreements

              Denny Marie Post Amended and Restated Employment Agreement. Our employment agreement with Ms. Post, our chief executive officer, dated August 8, 2016, and amended effective August 20, 2018, has an indefinite term. The agreement provides that she is entitled to receive certain benefits upon termination of her employment not related to a change in control. If Ms. Post's employment is terminated either by the Company without cause, or by Ms. Post for good reason, as those terms are defined in the agreement, Ms. Post will receive, among other things, (a) continued payment of her annual base salary for a period of two years following the effective date of termination; (b) her pro rata share of the annual incentive, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had she continued to be employed by the Company; and (c) payment of an amount equal to the product of (i) the portion of premiums of Ms. Post's group health insurance that the Company paid immediately prior to her date of termination and (ii) eighteen.

              Good reason is defined in Ms. Post's agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief executive officer; provided that the Company has 30 days to cure any such condition following Ms. Post's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Guy J. Constant Employment Agreement. Our employment agreement with Mr. Constant, our chief operating officer (and former chief financial officer), dated December 13, 2016, and amended effective August 20, 2018, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates Mr. Constant's employment without cause, or Mr. Constant terminates his employment for good reason, Mr. Constant will receive, among other things, payment of an amount equal to one time his annual base salary.

              Good reason is defined in Mr. Constant's employment agreement as a material reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in his then-effective responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Constant's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Jonathan A. Muhtar Employment Agreement. Our employment agreement with Mr. Muhtar, our chief concept officer, dated November 26, 2015, and amended effective August 20, 2018, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates Mr. Muhtar's employment without cause, or Mr. Muhtar terminates his employment for good reason, Mr. Muhtar will receive, among other things, payment of an amount equal to one time his annual base salary.

              Good reason is defined in Mr. Muhtar's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in his then-effective responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Muhtar's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Beverly K. Carmichael Employment Agreement. Our employment agreement with Ms. Carmichael, our chief people, culture and resource officer, dated December 7, 2017 and amended effective August 20, 2018, has an indefinite term. The employment agreement provides that she is entitled to receive certain benefits upon termination of her employment not related to a change in control. If the Company terminates Ms. Carmichael's employment without cause, or Ms. Carmichael terminates her employment for good reason, Ms. Carmichael will receive, among other things, payment of an amount equal to one time her annual base salary.

              Good reason is defined in Ms. Carmichael's employment agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in her then-effective responsibilities; provided that the Company has 30 days to cure any such condition following Ms. Carmichael's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Michael L. Kaplan Employment Agreement. Our employment agreement with Mr. Kaplan, our chief legal officer, dated September 30, 2013, and amended effective August 20, 2018, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control.

              If the Company terminates Mr. Kaplan's employment without cause, or Mr. Kaplan terminates his employment for good reason, Mr. Kaplan will receive, among other things, (a) payment of an amount equal to one time his annual base salary; and (b) payment of an amount equal to the target amount of Mr. Kaplan's annual incentive for the fiscal year in which the effective date of termination occurs.

              Good reason is defined in Mr. Kaplan's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief legal officer; provided that the Company has 30 days to cure any such condition following Mr. Kaplan's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Carin L. Stutz Employment Agreement. Effective as of September 4, 2018, Ms. Stutz's employment with the Company was terminated without cause. Ms. Stutz served as Executive Vice President and Chief Operating Officer of the Company from April 2016 until her departure. Our employment agreement with Ms. Stutz, dated April 27, 2016, provided certain severance benefits to her, including, among other things, payment of an amount equal to one time her annual base salary.

              Each of the above agreements also contain standard confidentiality and non-solicitation provisions.

Change in Control Plan

              The Company's employment agreements with its executive officers provide that such executive officers shall participate in the Company's Executive Change in Control Severance Plan, effective August 14, 2018 (the "Change in Control Plan"). Following a review of the Company's change in control benefits, which were set forth in individual change-in-control benefits, the compensation committee found the benefits were below market and had inconsistent terms among various executives. The committee transitioned to the Change in Control Plan to adjust and adopt provisions consistent with the market and to provide consistent benefits across the executive team while enabling the Company to maintain the ability to differentiate benefits by title, lessen administrative burdens, ease the ability to modify benefits and simplify negotiations in the future. The Change in Control Plan provides that if the executive's employment with the Company is terminated (a) by the Company without cause or (b) by the executive for good reason during the 24-month period following a change in control, the executive is entitled to receive, among other things, the following payments and benefits:

  •
  payment in a lump sum in cash of an amount equal to 3.0 (for the chief executive officer of the Company); 2.0 (for the president (if not the chief executive officer) and the executive vice presidents of the Company); or 1.0 (for the senior vice presidents of the Company), as applicable, times the sum of his or her (i) annual base salary and (ii) target annual incentive opportunity, payable within ten (10) days following the date of termination;

  •
  payment in a lump sum in cash of an amount equal to the pro rata portion of the executive's target annual incentive opportunity for the year in which the date of termination occurs, determined by multiplying such target annual incentive opportunity by a fraction, the numerator of which is the number of days in the then-current calendar year through the date of termination and the denominator of which is three hundred sixty-five (365), payable within ten (10) days following the date of termination;

  •
  upon the executive's timely election of continuation coverage under COBRA, payment in a lump sum in cash of an amount equal to the product of (i) the portion of premiums of the executive's group health insurance, including coverage for the executive's eligible dependents, if any, that the Company paid immediately prior to the date of termination and (ii) twenty-four (24) months (in the case of the chief executive officer, president or any executive vice president of the Company) or twelve (12) months (in the case of any senior vice president of the Company), as applicable; and

  •
  all outstanding and unvested stock option and restricted stock awards subject solely to time-based vesting shall vest in full and any restrictions or forfeiture provisions applicable to restricted stock awards shall lapse, notwithstanding the provisions of any equity incentive plan or any award agreement(s) between the executive and the Company thereunder.

              Generally, under the Change in Control Plan and subject to limited exceptions set forth in the Change in Control Plan, a change in control will be deemed to occur if any person acquires more than 30% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent, or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company.

              None of our change in control provisions provide for an excise tax gross up payment for Internal Revenue Code Section 280G/4999 purposes. The board has determined not to enter into any agreements with a named executive officer that contain such an excise tax gross up provision.

Incentive Plans

              Set forth below is a description of the change in control provisions contained within our 2017 Plan and our Second Amended and Restated 2007 Performance Incentive Plan (under which there are unvested awards currently outstanding). All outstanding awards under our 2004 Plan are vested.

              2017 Plan. Generally, and subject to limited exceptions set forth in the 2017 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2017 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, subject to certain limitations, the compensation committee could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. The compensation committee has established awards of PSUs and cash performance awards under the 2017 that provide for acceleration of vesting of such awards in the event of death, disability, or retirement of the participant or a change in control event of the Company.

              Second Amended and Restated 2007 Performance Incentive Plan. Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. Beginning in fiscal year 2018, the Company has made all awards, including annual incentive awards, under the 2017 Plan.

              There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.

Potential Payments upon Termination or Change in Control

              The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 30, 2018:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)	Termination with Cause or Resignation w/o Good Reason($)	Death($)	Disability($)	Change in Control($)(2)
Denny Marie Post	Salary	1,600,000(3)
	Salary + Annual Incentive					5,280,000(4)
	Annual Incentive	-(9)	-(9)	-(9)	-(9)	957,370(10)
	Health Benefits	10,672(11)				14,229(12)
Acceleration of LTI Cash Award
	Acceleration of Restricted Stock Units					426,825(14)
	Acceleration of Options					-(15)
	Acceleration of Performance Stock Units			216,646(17)	216,646(17)	685,475(18)
Guy J. Constant	Salary	515,000(5)
	Salary + Annual Incentive					1,802,500(20)
	Annual Incentive	-(9)	-(9)	-(9)	-(9)	385,192(10)
	Health Benefits					14,229(12)
Acceleration of LTI Cash Award
	Acceleration of Restricted Stock Units					598,635(14)
	Acceleration of Options					-(15)
	Acceleration of Performance Stock Units			73,320(17)	73,320(17)	237,461(18)
Jonathan A. Muhtar	Salary	425,000(6)
	Salary + Annual Incentive					1,487,500(20)
	Annual Incentive	-(9)	-(9)	-(9)	-(9)	317,877(10)
	Health Benefits					14,229(12)
	Acceleration of LTI Cash Award			55,689(13)	55,689(13)	210,015(16)
	Acceleration of Restricted Stock Units					155,751(14)
	Acceleration of Options					-(15)
	Acceleration of Performance Stock Units			14,963(17)	14,963(17)	84,168(18)

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)	Termination with Cause or Resignation w/o Good Reason($)	Death($)	Disability($)	Change in Control($)(2)
Beverly K. Carmichael	Salary	420,000(7)
	Salary + Annual Incentive					1,428,000(20)
	Annual Incentive	-(9)	-(9)	-(9)	-(9)	293,195(10)
	Health Benefits					5,685(12)
Acceleration of LTI Cash Award
	Acceleration of Restricted Stock Units					142,818(14)
	Acceleration of Options					-(15)
	Acceleration of Performance Stock Units			12,665(17)	12,665(17)	71,289(18)
Michael L. Kaplan	Salary	365,000(8)
	Salary + Annual Incentive					620,500(21)
	Annual Incentive	255,500(19)	-(9)	-(9)	-(9)	254,800(10)
	Health Benefits					8,734(12)
	Acceleration of LTI Cash Award			32,938(13)	32,938(13)	74,345(16)
	Acceleration of Restricted Stock Units					72,091(14)
	Acceleration of Options					-(15)
	Acceleration of Performance Stock Units			8,256(17)	8,256(17)	46,466(18)
(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 30, 2018, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions or termination provisions that apply before or after a change in control in the Change in Control Plan and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents the total amount of continued payments for a period of twenty-four months following the effective date of termination based on Ms. Post's 2018 base salary.

(4)
Represents an amount equal to three times the sum of (i) Ms. Post's 2018 base salary and (ii) Ms. Post's target annual incentive award for 2018, payable in a lump sum within 10 days following the effective date of termination of employment.

(5)
Represents an amount equal to one times Mr. Constant's 2018 base salary payable in a lump sum within 60 days following termination of employment.

(6)
Represents an amount equal to one times Mr. Muhtar's 2018 base salary payable in a lump sum within 60 days following termination of employment.

(7)
Represents an amount equal to one times Ms. Carmichael's 2018 base salary payable in a lump sum within 60 days following termination of employment.

(8)
Represents an amount equal to one times Mr. Kaplan's 2018 base salary payable in a lump sum within 60 days following termination of employment.

(9)
Represents the amount the named executive officer or his or her estate would have been paid for his or her annual incentive award for 2018 had the named executive officer been employed on the payment date. Because we did not achieve pre-set Company EBITDA goals for 2018, our named executive officers did not receive a payout of their annual incentive award for 2018.

(10)
Represents the pro-rata amount of the named executive officer's target annual incentive award for 2018 determined by multiplying such target annual incentive award by a fraction, the numerator of which is the number of days in the then-current calendar year through the termination date and the denominator of which is 365, payable in a lump sum within 10 days following the termination of employment.

(11)
Consists of the costs of the Company portion of premiums for Ms. Post and her dependents under the Company's existing medical, dental, and prescription insurance plans per month for a period of eighteen months following the effective date of termination without cause or resignation with good reason under Ms. Post's employment agreement.

(12)
Consists of the costs of the Company portion of premiums for the named executive officer and his or her dependents under the Company's existing medical, dental, and prescription insurance plans per month for a period of twenty-four months following the effective date of termination, except for Mr. Kaplan which costs are for twelve months.

(13)
The values included in the table above are based on the pro-rata amount of LTI cash that would have vested on December 30, 2018. For purposes of this calculation, it is assumed that a pro-rata portion of the LTI cash target amount would vest upon death or total disability as of December 30, 2018. The actual award amount calculated at December 30, 2018, if any, would be based on the Company's performance during the performance period as measured by the annually set performance targets, with appropriate adjustments to account for the performance period being deemed to end on the effective date of death or total disability.

(14)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 30, 2018, multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 28, 2018, the business day immediately preceding such date ($26.72).

(15)
The Change in Control Plan and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 30, 2018 and the exercise price of the options held by the named executive officer on an aggregate basis.

(16)
The actual award amount calculated at December 30, 2018, if any, would be based on the Company's performance during the performance period as measured by the annually set performance targets, with appropriate adjustments to account for the performance period being deemed to end on the effective date of the change in control.

(17)
The PSU awards provide, among other things, that upon the death or disability of such named executive officer after the completion of the performance period applicable to a particular tranche, the number of shares of stock earned with respect to such tranche is based on the extent to which the performance goals for such tranche have been achieved. Accordingly, the values included in the table above are based on the number of shares that would have vested under the PSU on December 31, 2017 (as to the CEO and CFO only) and December 30, 2018 (each of which are the last day of a tranche under the PSU awards), multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 28, 2018, the business day immediately preceding such date ($26.72).

(18)
The PSU awards provide that if a change in control occurs prior to the last day of the third performance period under the award, then each tranche will be deemed earned as follows: (a) if the change in control occurs on or prior to the completion of six months of the performance period applicable to such tranche, the number of shares earned with respect to such tranche will be determined as if the performance goals had been achieved at target; and (b) for other tranches, based on the extent to which the performance goals for such tranche have been achieved (which amount would be pro-rated, and the Company's performance against the performance goals for any partial periods determined by the compensation committee in good faith as of the date of the change in control). Accordingly, the values included in the table above are based on the number of shares that would have vested under the PSU on December 30, 2018 (using the actual achievement for the tranche ending December 30, 2018 and based on target for the remaining two tranches ending December 30, 2019 and 2020), multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 28, 2018, the business day immediately preceding such date ($26.72).

(19)
Represents the named executive officer's target annual incentive payable in a lump sum at the regularly scheduled payment date.

(20)
Represents an amount equal to two times the sum of (i) the named executive officer's 2018 base salary and (ii) the named executive officer's target annual incentive award for 2018, payable in a lump sum within 10 days following effective date of termination of employment.

(21)
Represents an amount equal to one times the sum of (i) the named executive officer's 2018 base salary and (ii) the named executive officer's target annual incentive award for 2018, payable in a lump sum within 10 days following effective date of termination of employment.

CEO Pay Ratio

              As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, beginning with this proxy statement, we are providing information about the ratio of the annual total compensation of our Chief Executive Officer (Ms. Post) to the annual total compensation of our median employee. We believe our pay ratio, which is based on our payroll and employment records using the methodology described below, is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules.

              Approximately 92% of our employee population consists of hourly restaurant Team Members. Red Robin hourly restaurant roles can be full-time or part-time. Flexible and part-time employment opportunities can be attractive for Team Members seeking to balance other commitments, have a social connection, or earn supplemental income. However, part-time employment has the effect of reducing the annual total compensation for our median employee.

              To determine the median employee, we used total cash compensation paid in 2018 as reported to the Internal Revenue Service on Form W-2 of our employee population (including full-time, part-time, temporary, and seasonal employees), excluding our Chief Executive Officer, on December 30, 2018. In reliance on the de minimis exemption under the pay ratio rules, we excluded 1,286 Team Members in Canada, representing less than 5% of our total employee population of approximately 25,841 individuals as of December 30, 2018. No cost of living adjustments were made to determine the median employee. We did, however, annualize the compensation used for full-time and part-time employees who were not employed by Red Robin for all of 2018 by taking an employee's compensation for the number of active weeks for which they were employed and annualizing such amount for the full year. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute equity awards to employees. Less than 1.0% of our total employee population of 25,841 individuals as of December 30, 2018 received equity awards in 2018. Based on total cash compensation, our median employee was identified as a restaurant team member who was paid on an hourly basis and who worked an average of 17.23 hours per week (or 896 hours per year) in 2018. After identifying the median employee, we calculated that employee's annual total compensation using the same methodology (and including all the same compensation elements) that we used for our named executive officers in the 2018 Summary Compensation Table set forth above in this proxy statement.

              Using this methodology, our median employee's annual total compensation for 2018 was $17,524. Ms. Post's annual total compensation for fiscal year 2018 was $3,112,330, as reflected in the Summary Compensation Table above. As a result, we estimate that for fiscal year 2018, the ratio of Ms. Post's annual total compensation to that of our median employee was approximately 178:1.

              Because the rules governing pay ratio disclosure allow for companies to use different methodologies, apply various exclusions, and otherwise make reasonable assumptions and estimates that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio. As a result, our pay ratio should not be used as a basis for comparison between us and other companies. We have provided this pay ratio information for compliance purposes, and neither the compensation committee nor Company management have used the pay ratio measure to influence decisions in determining compensation for our executives or other employees.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

              Pursuant to Section 14A of the Exchange Act, the Company is again asking our stockholders to cast an advisory vote to approve the executive compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2018, our advisory vote proposal was supported by approximately 99.3% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.

              As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals which are expected to result in increased stockholder value. We believe our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders. Highlights of our current compensation program include the following:

  •
  Direct retention by the compensation committee of its independent compensation consultant.
  •
  Emphasis on a long-term pay for performance, including our LTI program that is measured over three-year performance periods.
  •
  Financial measures used for the annual performance-based and long-term incentive grants are linked to the Company's strategic business plans reviewed and approved by our board of directors.
  •
  The LTI component shifted from performance-based cash to performance-based equity in the form of PSUs for all executives in 2018.
  •
  Minimum financial goals must be met for payouts to be made under both the annual performance-based and long-term incentive grants.
  •
  Payouts under our annual and long-term incentive compensation plans are capped.
  •
  None of our change in control provisions provide for excise tax gross-ups, and the board has committed not to enter into any such agreements. In addition, we have double-trigger equity vesting upon a change in control (other than certain performance awards).
  •
  Repricing of stock options is expressly prohibited by our equity compensation plan without stockholder approval.
  •
  Meaningful stock ownership guidelines for executives, which promote alignment with stockholders.
  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.
  •
  Adoption of a clawback policy that provides for the recoupment of incentive compensation, including equity and cash awards, from executive officers under certain circumstances.
  •
  Relatively modest executive perquisites, and no excessive executive only perquisites.

              Please read the "Compensation Discussion and Analysis" section contained in this proxy statement, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs.

Advisory Vote

              We request stockholder approval of the 2018 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

    "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2019 annual meeting of stockholders pursuant to the compensation disclosure rules of the U. S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

Vote Required

              Proposal No. 2 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

              Our board of directors unanimously recommends a vote FOR this proposal.

 PROPOSAL 3
APPROVAL OF AMENDMENT TO THE 2017 PERFORMANCE INCENTIVE PLAN

Introduction

              Our board of directors recommends and proposes an amendment (the "Amendment to the 2017 Plan") to the original 2017 Performance Incentive Plan (referred to in this section as the "current 2017 Plan"), which was originally adopted by our stockholders in 2017. The Company now wishes to amend the current 2017 Plan.

              If approved by the Company's stockholders, the Amendment to the 2017 Plan would increase the balance of the number of shares of our common stock available for issuance under the current 2017 Plan by 660,000 shares. The total number of shares authorized under the Amendment to the 2017 Plan would increase from 630,182 shares under the current 2017 Plan to 1,290,182 shares under the 2017 Plan as amended. However, the maximum number of shares of common stock that may be delivered pursuant to new awards granted to eligible persons under the Amendment to the 2017 Plan will equal the sum of: (i) 660,000 shares; (ii) the remaining number of shares of common stock available for additional award grant purposes under the current 2017 Plan as of the date of stockholder approval of the Amendment to the 2017 Plan (which was 409,454 shares as of March 1, 2019); and (iii) the number of shares of common stock subject to outstanding awards that may become available because they are not deemed issued under Section 2.2 of the 2017 Plan, such as for example shares that are forfeited or canceled (but not including shares not delivered due to net settlement of options or that are withheld to pay taxes). Our compensation committee approved the Amendment to the 2017 Plan on March 11, 2019, subject to stockholder approval at the 2019 annual meeting. If the Amendment to the 2017 Plan is approved by our stockholders, it will become effective on the day of the 2019 annual meeting. Outstanding awards under the terms of the current 2017 Plan will continue in effect in accordance with their terms. In addition, the Amendment to the 2017 Plan would enhance certain minimum vesting requirements applicable to grants of awards under the 2017 Plan as further described below.

Purpose for the Amendment

              The board of directors unanimously recommends that the Company's stockholders approve the Amendment to the 2017 Plan for several reasons. We believe that an increase in the number of shares available for future grants is necessary as part of our ongoing commitment to align the interests of our employees (including executive officers) with those of our stockholders. We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company. Moreover, approval of the Amendment to the 2017 Plan is central to the compensation committee's shift of executive officer compensation to include more equity and less cash. In 2018, the compensation committee shifted the structure of the long-term incentive component for all of our named and other executive officers to include more equity and less cash, similar to the approach adopted in 2017 for our chief executive officer and chief financial officer. As noted elsewhere, in 2018, the 40% long-term incentive component for executive officer compensation was comprised of equity grants in the form of PSUs, with the other components otherwise remaining the same. Without the amendment, we could be required to use additional cash incentives instead of equity-based awards.

              Further, the Company's ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company's stockholders.

              As of March 1, 2019, of the 630,182 shares authorized under the current 2017 Plan, there were approximately 409,454 shares remaining available for issuance. Without adequate share availability under the Amendment to the 2017 Plan, the board will need to consider alternative compensation arrangements in order to ensure that the Company remains competitive and is able to continue to recruit and retain quality talent.

Summary of the Amendment to the 2017 Plan

              The Amendment to the 2017 Plan would increase the total aggregate number of shares authorized by 660,000 shares of common stock, from 630,182 shares to 1,290,182 shares.

              As of March 1, 2019, we had 409,454 shares available for issuance under the current 2017 Plan, which would increase to 1,069,454 shares available for issuance as of such date with the approval of the Amendment to the 2017 Plan, plus the number of shares of Common Stock subject to outstanding awards that may become available because they are not deemed delivered. The current 2017 Plan permits the re-use of shares that are cancelled, terminated, forfeited, otherwise failed to vest ("Forfeited Shares"). The exact number of shares remaining under the current 2017 Plan will vary because additional awards may be made to newly-hired or promoted employees prior to the annual meeting on May 30, 2019. If the Amendment to the 2017 Plan is approved, the aggregate number of shares underlying outstanding awards under the current 2017 Plan, and our other equity plans (the "Existing Plans"), plus the number of shares available for issuance in connection with the grant of awards under the Amendment to the 2017 Plan, would increase to approximately 11.7% of the number of shares of Company common stock outstanding on a fully diluted basis (including all common stock outstanding at March 1, 2019 plus all shares reserved for outstanding or future awards under the Existing Plans and the Amendment to the Plan).

              In addition to the share increase described above, the Amendment to the 2017 Plan would provide that all awards, including awards of stock options and stock appreciation rights (but excluding performance-based awards) issued to individuals other than non-employee directors of the board shall be subject to a minimum vesting period of at least one year from the date of the award, and that all awards, including awards of stock options and stock appreciation rights, if any, to non-employee directors of the board shall be subject to a minimum vesting period ending no earlier than the sooner of the next annual stockholders meeting and one year from the date of the award.

Summary Description of the 2017 Plan (as proposed to be amended)

              A copy of the full text of the 2017 Plan (the current 2017 Plan as amended by the Amendment to the 2017 Plan) is attached to this proxy statement as Appendix A. A summary of the 2017 Plan (as proposed to be amended by the Amendment to the 2017 Plan) is set forth below. Other than set forth in the summary below, there have been no other material changes to the 2017 Plan which would require prior stockholder approval.

              Purpose. The purpose of the 2017 Plan is to promote the success of the Company and to increase stockholder value by (a) incentivizing the officers, employees, directors, consultants, and other service providers of the Company and our affiliates to foster and build upon the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encouraging stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of stock, or to receive compensation which is based upon appreciation in the value of stock; and (c) providing a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

              Administration. Our compensation committee will administer the 2017 Plan. The compensation committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or our affiliates to whom awards will be granted and the terms and provisions of awards, subject to the provisions of the 2017 Plan. Subject to the provisions in the 2017 Plan, the compensation committee has full and conclusive authority to: (a) interpret the 2017 Plan; (b) prescribe, amend, and rescind rules and regulations relating to the 2017 Plan; (c) determine the terms and provisions of the respective award agreements; and (d) make all other determinations necessary or advisable for the proper administration of the 2017 Plan.

              Our board of directors may by resolution authorize one or more officers of the Company and/or the chair of the compensation committee to designate individuals to receive awards under the 2017 Plan, and to determine the type of awards and the terms and conditions and number of shares of common stock or the amount of cash subject to such awards; provided however, that any such delegation will be subject to such parameters and restrictions consistent with the 2017 Plan.

              No Repricing. In no case (except due to an adjustment to reflect a stock split, or similar event, or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2017 Plan (by cancellation, surrender, or exchange) that would constitute a repricing of the per share exercise or base price of the award.

              Eligibility and Limits. Persons eligible to receive awards under the 2017 Plan, subject to limited exceptions set forth in the 2017 Plan, include officers, employees, directors, consultants, and other service providers of the Company or any affiliate of the Company. Currently, approximately 550 officers and employees of the Company and our affiliates (including all of our named executive officers), and each of our non-employee directors are considered eligible under the 2017 Plan.

              The maximum number of shares of our common stock that would be authorized for awards under the Amendment to the 2017 Plan, if approved, is approximately 1,290,182. This number includes, as of March 1, 2019, 220,728 grants previously issued and outstanding, 409,454 shares available for awards under the current 2017 Plan (including Forfeited Shares), and 660,000 newly authorized shares.

              The following other limits are also contained in the 2017 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2017 Plan is 700,000 shares.
  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any individual other than a non-employee director is 170,000 shares.
  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any non-employee director is 25,000 shares, and the maximum value (determined on the grant date) of full-value awards (as defined in the 2017 Plan and discussed below) that may be granted under the 2017 Plan during any calendar year to any non-employee director is $250,000.
  •
  The maximum number of shares that are granted with the intent that they qualify as qualified performance-based compensation to any employee may not exceed 150,000 shares.
  •
  The maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to performance-based compensation payable in cash may not exceed $3,000,000.

              As of March 1, 2019, in addition to shares available for awards under the current 2017 Plan, there were approximately 383,814 shares subject to awards then outstanding under the Existing Plans.

              Types of Awards. The 2017 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in our common stock or unit of our common stock, as well as cash performance awards pursuant to Section 3.5 of the 2017 Plan.

              A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the "Exercise Price"). The per share Exercise Price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of the grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards under the 2017 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

              A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a specified or determinable number of shares of our common stock at the time of payment or exercise over a specified or determinable price, which may not be less than the fair market value of such shares of stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

              With respect to any stock option or stock appreciation right issued to a Participant other than a non-employee member of the board of directors, the minimum service period required for such award (or portion thereof) to vest is one year following the date of grant of such award.

              The other types of awards that may be granted under the 2017 Plan include, without limitation, grants of our common stock, grants of rights to receive our common stock in the future, dividend equivalent rights, and cash performance awards granted consistent with "Performance-Based Awards" as described below.

              Performance-Based Awards. The compensation committee historically granted awards intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"), prior to its repeal in 2017. Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2017 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash performance awards.

              The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, business unit, division, or affiliate (or business unit or division of an affiliate) basis. The compensation committee will establish the criterion or criteria and target(s) on which performance will be measured. The compensation committee must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the compensation committee may use for this purpose include one or more of the following: earnings per share; book value per share; operating cash flow; free cash flow; cash flow from return on investments; cash available; net income (before or after taxes); revenue or revenue growth; total stockholder return; return on invested capital; return on stockholder equity; return on assets; return on common book equity; return on gross investment; market share; economic value added; operating margin; profit margin; stock price; enterprise value; operating income; EBIT or EBITDA; expenses or operating expenses; productivity of employees as measured by revenues, costs, or earnings per employee; working capital; improvements in capital structure; guest retention, traffic and/or satisfaction; employee retention and/or engagement; completion of operating milestones; cost reduction goals; Company, franchise, or system same restaurant sales; Company, franchise, or system restaurant growth in number of new restaurants; average restaurant volume growth; or any combination of the foregoing. The performance measurement period with respect to an award will be established by the compensation committee at the time the award is granted. The compensation committee may appropriately adjust any evaluation of performance under a performance goal to remove the effect of any one or more of the following: equity compensation expense under accounting standard ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the award under Section 162(m), if applicable.

              With respect to any full-value award, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any performance measures), with the exception of such awards to non-employee directors, the minimum period of service required for such award to vest is three years following the date of grant of such award, provided that such award may vest ratably in no less than equal annual increments over such period. With respect to any full-value award that is a Performance-Based Award and issued to an individual under the 2017 Plan other than a non-employee director, the applicable performance measurement period may not be less than one year. With respect to any award issued to a non-employee director, the minimum period of service required for such award to vest (or the minimum performance period for any such award) shall be the period beginning on the date of grant and ending on the sooner of (i) the date of the next annual stockholders meeting and (ii) the one-year anniversary of the grant date of such award. Except as described in the immediately preceding sentence with respect to awards issued to non-employee directors, no installment or portion of any award subject to a minimum vesting period described under the 2017 Plan may vest earlier than one-year after the date of grant of such award. The compensation committee may not waive the applicable vesting requirements for an award except in the case of death, disability, or change in control. The term "full-value awards" includes awards of restricted stock, restricted stock units, performance shares, and Other Stock-Based Awards (as defined in the 2017 Plan) granted under the 2017 Plan, but does not include awards pursuant to which the participant's ultimate remuneration is limited solely to the post-grant appreciation in the value of the shares of the Company's common stock subject to the award (such as options or stock appreciation rights having a per share exercise of base price, as applicable, at least equal to the fair market value of a share of the Company's common stock at the time of grant of such award).

              Performance-Based Awards may be paid in stock or cash (in either case, subject to the limits described under the heading "Eligibility and Limits" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the compensation committee must certify in writing that the performance target or targets have been satisfied. The compensation committee has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

              Acceleration of Awards; Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2017 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2017 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, subject to certain limitations, the compensation committee could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

              Restrictions on Transfer. Subject to certain exceptions contained in Section 4.2 of the 2017 Plan or the applicable award agreement, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The compensation committee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

              Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, consolidations, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends.

              No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2007 Plan, the 2017 Plan does not limit the authority of the board of directors or the compensation committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

              Termination and Amendment of the 2017 Plan. The board of directors may amend or terminate the 2017 Plan at any time without stockholder approval; provided, however, that the board of directors shall obtain stockholder approval for any amendment to the 2017 Plan that, except as provided under Section 5.1 of the 2017 Plan, increases the number of shares of stock available under the 2017 Plan, materially expands the classes of individuals eligible to receive awards, materially expands the type of awards available for issuance under the 2017 Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the award agreement explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the recipient under such award without the consent of the holder of an award.

Federal Income Tax Consequences of Awards under the 2017 Plan

              The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences. Individual circumstances may vary and participants should rely on the advice of their tax counsel regarding federal income tax treatment under the 2017 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and may not be used, to avoid penalties imposed under the U.S. Internal Revenue Code.

              Stock Options and Stock Appreciation Rights. With respect to nonqualified stock options, the Company is generally entitled to deduct, and the participant will recognize, taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. Stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options.

              With respect to incentive stock options, a participant who exercises an incentive stock option will not be taxed at the time of exercise. Instead, the participant will be taxed at the time the participant sells common stock purchased pursuant to the incentive stock option on the difference between the price the participant paid for the stock pursuant to the incentive stock option and the amount for which the participant sells that stock. If the participant does not sell the stock prior to two years after the date the option was granted to the participant and one year after the date the stock is transferred to the participant, then the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding tax deduction. If the participant sells the stock at a gain prior to the expiration of such one and two year periods, the amount by which (A) the lesser of (i) the fair market value of the stock on the date of exercise and (ii) the amount for which the stock is sold exceeds (B) the amount the recipient paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding tax deduction in the same amount (if the amount for which the stock is sold exceeds the fair market value on the date of exercise, such excess amount is taxed as capital gain). If the participant sells the stock for less than the amount paid for the stock prior to the expiration of the one and two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a recipient to, or increase a recipient's liability for, the alternative minimum tax.

              Stock Awards. A participant will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a "substantial risk of forfeiture," as defined in the U.S. Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the participant or are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award minus any amount paid for such stock, and the Company will at such time be entitled to a corresponding deduction. However, if a participant so elects at the time the participant receives a stock award, the participant may include the fair market value (at the time of receipt) of the stock subject to the stock award, less any amount paid for such stock, in the participant's income at that time and the Company also will be entitled to a corresponding deduction at that time.

              Other Awards. A participant will not recognize income upon the grant of a dividend equivalent right, restricted stock unit or cash performance award. Generally, at the time a payment receives payment under any dividend equivalent right, restricted stock unit, or cash performance award, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of common stock received, and the Company will then be entitled to a corresponding deduction.

              General. Unless specified otherwise in an individual agreement between a participant and the Company, to the extent that acceleration of an award made under the 2017 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code) would result in compensation being paid that is not fully deductible by the Company or one of its subsidiaries because of Section 280G of the U.S. Internal Revenue Code, such award will not accelerate to the extent or in a manner that would result in any compensation being paid that is not fully deductible.

              The compensation committee has historically generally intended to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m) of the Internal Revenue Code, provided additional requirements are satisfied. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

              The 2017 Plan is not qualified under Section 401(a) of the U.S. Internal Revenue Code.

New Plan Benefits under the 2017 Plan

              Because future awards under the amended 2017 Plan will be granted at the discretion of the compensation committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table" and "Outstanding Equity Awards at 2018 Fiscal Year-End" table contained elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 30, 2018, in the Annual Report on Form 10-K which accompanies this proxy statement.

Vote Required

              Proposal No. 3 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Board Recommendation

              Our board of directors unanimously recommends that you vote FOR approval of the Amendment to the 2017 Performance Incentive Plan.

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected KPMG LLP ("KPMG") as our independent auditor for the fiscal year ending December 29, 2019. In 2018, stockholders approved the ratification of KPMG by approximately 99.9% of votes cast. The audit committee believes the continued retention of KPMG is in the best interests of the Company and our stockholders. Representatives from KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

Evaluation of Auditor

              In approving the selection of KPMG as the Company's independent auditor for the fiscal year ending December 29, 2019, the audit committee considered, among other factors:

  •
  Firm and engagement team experience, including in our industry;
  •
  Audit approach and supporting tools;
  •
  General technical expertise;
  •
  Audit quality factors, including timing of procedures and engagement team workload and allocation;
  •
  Recent Public Company Oversight Board (PCAOB) inspection findings and the firms' responses thereto;
  •
  Communication and interaction with the audit committee and management;
  •
  Independence and commitment to objectivity and professional skepticism;
  •
  Prior year audit performance; and
  •
  The reasonableness and appropriateness of fees.

              Based on this evaluation, our board is requesting that our stockholders ratify KPMG's appointment for the 2019 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

              The following table summarizes the aggregate fees billed or expected to be billed by KPMG for the fiscal years ended December 30, 2018 and December 31, 2017:

	2018($)	2017($)
Audit fees	828,891	755,616
Audit-related fees	-	-
Tax fees	13,134	30,000
All other fees	-	-

Total	842,025	785,616

Audit Fees

              Fees for audit services in 2018 and 2017 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, and fees related to a review of our Franchise Disclosure Document.

Audit-Related Fees

              There were no audit-related fees billed by KPMG in 2018 or 2017.

Tax Fees

              The tax fees billed by KPMG in 2018 and 2017 related to tax compliance services with respect to tax accounting methods used in tax filings.

All Other Fees

              There were no other fees billed by KPMG in 2018 or 2017.

Audit Committee's Pre-Approval Policies and Procedures

              The audit committee pre-approves all audit and non-audit services to be performed by its independent auditor and has established policies and procedures to ensure the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

              In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

              All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2018 were pre-approved by the audit committee.

Vote Required

              Proposal No. 4 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

              Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

AUDIT COMMITTEE REPORT

              The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). KPMG, our independent auditor for 2018, 2017, 2016, and 2015, is responsible for expressing opinions on the conformity of the Company's audited financial statements with GAAP and on the Company's internal control over financial reporting.

              The audit committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 30, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and KPMG's evaluation of the Company's internal control over financial reporting.

              The audit committee has reviewed and discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) standards. The audit committee has received from KPMG the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also discussed such independence with KPMG.

              Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 30, 2018, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Steven K. Lumpkin, Chair
Aylwin B. Lewis
Pattye L. Moore
Stuart I. Oran

 VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

              Whether or not you plan to attend the meeting, please vote your shares as soon as possible.

DELIVERY OF PROXY MATERIALS

              The SEC's "notice and access" rule allows companies to deliver a notice regarding internet availability of proxy materials ("notice regarding internet availability") to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company's annual report on Form 10-K (collectively, the "proxy materials"). We use the notice and access process for all of our beneficial holders. The notice regarding internet availability provides instructions as to how these holders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on, and/or returning the notice regarding internet availability. Any notices regarding internet availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the notice regarding internet availability.

    Important Notice Regarding Availability of Proxy Materials

              Our proxy materials are available at http://www.redrobin.com/eproxy.

    "Householding" of Proxy Materials

              As permitted by applicable law, we may deliver only one copy of certain of our documents, including the notice regarding internet availability, proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

              If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the notice regarding internet availability or the proxy materials themselves, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

VOTING INFORMATION

              Voting rights. As of April 1, 2019, the record date for the meeting, we had            shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

              Voting instructions. We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.

  •
  Stockholder of record. If your shares are registered directly in your name with Red Robin's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.
  •
  Beneficial ownership. If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how to vote your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors), Proposal No. 2 (advisory vote on executive compensation), and Proposal No. 3 (amendment of 2017 Performance Incentive Plan) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote for Proposal Nos. 1, 2, and 3. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 29, 2019, unless otherwise directed by your bank or broker. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.

              If you receive more than one set of proxy materials, it means that you hold shares registered in more than one name or account. You should sign and return each proxy and follow the instructions on each notice regarding internet availability that you receive to ensure that all your shares are voted.

              Voting in-person. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.

              Counting of votes. Votes will be counted by our transfer agent, American Stock Transfer & Trust Company,  LLC, which we have retained to act as the inspector of election for the annual meeting.

              Additional meeting matters. We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Denny Marie Post or Lynn S. Schweinfurth, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

              Dissenters' rights. No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

REVOKING YOUR PROXY

              Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

ATTENDANCE AT THE MEETING

              All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 1, 2019, a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m. We do not permit cameras, recording devices, or other electronic devices at the meeting.

QUORUM, VOTE REQUIRED, ABSTENTIONS, AND BROKER NON-VOTES

    Quorum

              The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

    Vote Required

              For Proposal 1 (director election), in an uncontested election (such as the election to be held at this annual meeting), each director will be elected by the affirmative vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast FOR a director's election exceeds the number of shares cast AGAINST that director. If a nominee does not receive a majority of the votes cast for such nominee, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director's successor shall have been duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

              Proposal 2 (say-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to our executive compensation programs. Our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

              For Proposal 3 (approval of amendment to 2017 Performance Incentive Plan), the affirmative vote of a majority of the votes cast for this proposal will be required to approve such proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

              For Proposal 4 (ratification of auditors), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions will have no effect on the outcome of the vote.

    Broker Non-Votes

              Brokers, banks, or other holders of record are no longer permitted to vote on most proxy proposals without specific client instructions. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules. If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

              At this annual meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals other than Proposal 4 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur, and your shares will not be voted on these matters.

ADDITIONAL INFORMATION

              Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2018, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

              Proposals for Inclusion in 2020 Proxy Statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 12, 2019. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

              Proposals to be Addressed at 2020 Annual Meeting (but not included in proxy statement). In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 28, 2020 and no earlier than January 29, 2020, and it must contain the additional information required by our bylaws. All proposals received after February 28, 2020 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

              Proxy Solicitation Costs. The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice regarding internet availability or proxy card and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson LLC has been retained to assist in the solicitation of proxies for the 2019 annual meeting of stockholders for a fee of approximately $6,500 plus associated costs and expenses.

ANNUAL REPORT ON FORM 10-K

              We filed with the SEC an annual report on Form 10-K on February 27, 2019 for the fiscal year ended December 30, 2018. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

Michael L. Kaplan Secretary
Greenwood Village, Colorado April [ ], 2019

APPENDIX A

RED ROBIN GOURMET BURGERS, INC.

2017 PERFORMANCE INCENTIVE PLAN

(as proposed to be amended)

SECTION 1. DEFINITIONS

              1.1    Definitions.    Whenever used in the Plan, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used in the Plan with the meaning thereafter ascribed:

                  (a)  "Affiliate" means:

                      (1)  Any Subsidiary or Parent;

                      (2)  An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee; or

                      (3)  Any entity in which the Company has such a significant interest if the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Committee.

                  (b)  "Award Agreement" means any written or electronic agreement, contract, or other instrument or document as may from time to time be approved by the Committee as evidencing an Award granted under the Plan; provided, however, that Cash Performance Awards described in Section 3.5 need not be evidenced by an Award Agreement.

                  (c)  "Awards" means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

                  (d)  "Board of Directors" means the board of directors of the Company.

                  (e)  "Cash Performance Award" means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

                  (f)  "Change in Control" means, unless otherwise provided in the applicable Award Agreement:

                      (1)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the

        Company or a successor, or (IV) any acquisition by any entity pursuant to a transaction that complies with Sections (3)(A), (B) and (C) below;

                      (2)  A majority of the individuals who, as of the Effective Date, serve on the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                      (3)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (an "Acquiror")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or an Acquiror or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Acquiror) beneficially owns, directly or indirectly, more than 50% of, respectively, the then- outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or an Acquiror were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                      (4)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause (3) above.

Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, "Change in Control" will mean a "change in control event" under Code Section 409A to the extent Change in Control is either a payment or settlement event under such Award or such definition is otherwise required for the Award to satisfy the requirements of Code Section 409A; provided, however, that the Committee may provide a different definition that complies with Code Section 409A in an applicable Award Agreement.

                  (g)  "Code" means the Internal Revenue Code of 1986, as amended.

                  (h)  "Committee" means, unless another committee is appointed by the Board of Directors to administer the Plan, the Compensation Committee of the Board of Directors; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the "Committee" as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

                  (i)   "Company" means Red Robin Gourmet Burgers, Inc., a Delaware corporation.

                  (j)   "Disability" unless otherwise defined by the Committee in the applicable Award Agreement, means either (i) the Participant has been determined to be disabled under the Company's long-term disability plan or (ii) the Committee has determined that the Participant has a physical or mental infirmity that impairs the Participant's ability to perform substantially his or her duties for a period of ninety (90) days in any 365-day period. If no long-term disability plan or policy was ever maintained on behalf of the Participant, or if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

                  (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (l)   "Exercise Price" means the exercise price per share of Stock purchasable under an Option.

                  (m) "Fair Market Value" refers to the determination of the value of a share of Stock as of a date, determined as follows:

                      (1)  if the shares of Stock are listed on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded; or

                      (2)  if the shares of Stock are not listed on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1) or (2) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

                  (n)  "Incentive Stock Option" means an incentive stock option within the meaning of Code Section 422.

                  (o)  "Individual Agreement" means an employment, consulting, severance or similar written agreement between a Participant and the Company or one of its Affiliates (but not, for clarity, an Award Agreement).

                  (p)  "Nonqualified Stock Option" means a stock option that is not an Incentive Stock Option.

                  (q)  "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

                  (r)  "Other Stock-Based Award" means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and that may be settled in cash, in Stock or in a combination thereof. Other Stock-Based Awards may include, but are not limited to, restricted stock, restricted stock units, performance shares, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

                  (s)  "Over 10% Owner" means an individual who, at the time an Incentive Stock Option is granted to such individual, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

                  (t)  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Code Section 424(e) or regulations and rulings thereunder.

                  (u)  "Participant" means an individual who receives an Award under the Plan.

                  (v)  "Performance Goals" means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, or Affiliate (or business unit or division of an Affiliate), either individually, alternatively or in combination, and measured either monthly, quarterly, annually, or over another specified period or cumulatively or averaged over a period of months, quarters, years, or other specified period, on an absolute basis or relative to a pre-established target, to one or more previous periods' results or to a designated comparison group, in each case as specified by the Committee in the Award:

    (i)
    earnings per share;

    (ii)
    book value per share;

    (iii)
    operating cash flow;

    (iv)
    free cash flow;

    (iii)
    cash flow return on investments;

    (iv)
    cash available;

    (v)
    net income (before or after taxes);

    (vi)
    revenue or revenue growth;

    (vii)
    total shareholder return;

    (viii)
    return on invested capital;

    (ix)
    return on shareholder equity;

    (x)
    return on assets;

    (xi)
    return on common book equity;

    (xii)
    return on gross investment;

    (xiii)
    market share;

    (xiv)
    economic value added;

    (xv)
    operating margin;

    (xvi)
    profit margin;

    (xvii)
    stock price;

    (xviii)
    enterprise value;

    (xix)
    operating income;

    (xx)
    EBIT or EBITDA;

    (xxi)
    expenses or operating expenses;

    (xxii)
    productivity of employees as measured by revenues, costs, or earnings per employee;

    (xxiii)
    working capital;

    (xxiv)
    improvements in capital structure;

    (xxv)
    guest retention, traffic, and/or satisfaction;

    (xxvi)
    safety;

    (xxvii)
    completion of identified specific projects;

    (xxviii)
    market share;

    (xxix)
    employee retention and/or engagement;

    (xxx)
    completion of operating milestones;

    (xxxi)
    cost reduction goals;

    (xxxii)
    Company, franchise, or system same restaurant sales;

    (xxxiii)
    Company, franchise, or system restaurant growth in number of new restaurants;

    (xxxiv)
    average restaurant volume growth; or

    (xxxv)
    any combination of the foregoing.

Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of any one or more of the following: equity compensation expense under ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m), if applicable.

                  (w) "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

                  (x)  "Plan" means the Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan.

                  (y)  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  (z)  "Separation from Service" means a termination of a Participant's employment or other service relationship with the Company, subject to the following requirements:

                      (1)  in the case of a Participant who is an employee of the Company, a termination of the Participant's employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the "service recipient" within the meaning of Code Section 409A (collectively, the "Service Recipient") or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder;

                      (2)  in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant's service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder; or

                      (3)  in any case, as may otherwise be permitted under Code Section 409A.

                  (aa)  "Stock" means the Company's common stock.

                  (bb)  "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

                  (cc) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

                  (dd)  "Termination of Employment" means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not limited to, a termination by resignation, discharge, death, Disability or retirement. Further, if an entity ceases to be a Subsidiary, a Termination of Employment will be deemed to have occurred with respect to each Participant in respect of such Subsidiary who does not continue to be eligible to receive Awards under this Plan in respect of such Participant's relationship to the Company or another Subsidiary that remains a Subsidiary after giving effect to the event giving rise to the entity ceasing to be a Subsidiary. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE PERFORMANCE INCENTIVE PLAN

              2.1    Purpose of the Plan.    The purpose of this Plan is to promote the success of the Company and to increase stockholder value by (a) incentivizing the officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to foster and build upon the continued

success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encouraging stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) providing a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

              2.2    Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, the sum of (i) ~~265,000~~925,000 shares of Stock plus (ii) the number of shares of ~~Common~~ Stock available for grant under the Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award(s), including, without limitation, Incentive Stock Options. Shares of Stock will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. The following shares, however, may not again be made available for grant in respect of Awards under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) shares delivered to or withheld by the Company to pay the Option or Grant Price of or the withholding taxes with respect to an Award, and (iii) shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. Shares of Stock available for Awards under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

              2.3  Administration of the Plan.

                  (a)  The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the provisions of the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

                  (b)  Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the type of Awards and the terms and conditions and number of shares of Stock or the amount of cash subject to such Awards; provided however, that any such delegation will be subject to such parameters and restrictions consistent with the Plan as the Board of Directors specifies, including, without limitation, the total number of shares of Stock that may be granted subject to such Awards, if applicable.

                  (c)  No member of the Board of Directors or Committee, nor any person to whom authority is delegated under subsection (b), will be liable for any action taken or any determination made in good faith with respect to the Plan or any Award granted under the Plan.

              2.4  Eligibility and Limits.

                  (a)  Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that (1) an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary and (2) persons who are not officers, employees, or directors of the Company or an Affiliate of the Company may only be granted an Award under this Plan if such participation would not adversely affect the Company's eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under the Plan by the Company, or the Company's compliance with any other applicable laws.

                  (b)  In the case of Incentive Stock Options, (i) the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s); and (ii) the maximum number of shares of Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan is 700,000.

                  (c)  The maximum number of shares of Stock subject to any Options and Stock Appreciation Rights that may be granted under the Plan during any calendar year to any individual other than a non-employee director is 170,000 shares. The maximum number of shares of Stock subject to any Options and Stock Appreciation Rights that may be granted under the Plan during any calendar year to any non-employee director is 25,000 shares, and the maximum value (determined on the grant date) of Full-Value Awards (as defined in Section 3.1(h)) that may be granted under the Plan during any calendar year to any non-employee director is $250,000.

                  (d)  To the extent required under Code Section 162(m) and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights, or (3) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Code Section 162(m), may be granted during any calendar year to any employee may not exceed 150,000, and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed $3,000,000 multiplied by the number of years in the performance period. If an Option is cancelled, the cancelled Option will continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction will be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be cancelled and the Option or Stock Appreciation Right that is deemed to be granted will both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3. TERMS OF AWARDS

              3.1  Terms and Conditions of All Awards.

                  (a)  The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and to the limits set forth in Section 2.4.

                  (b)  Each Award will be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee determines to be appropriate, including, without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to the vesting or settlement of the Award. The Committee shall establish applicable Performance Goals, if any, before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of the applicable Performance Period. At the time any Performance Goals are established, whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is deemed to have vested or is settled, as applicable. Each Award Agreement is subject to the terms of the Plan and any provisions contained in an Award Agreement that are inconsistent with the terms of the Plan are null and void. To the extent an Award is subject to Performance Goals and the Committee desires that the Award constitute performance-based compensation under Code Section 162(m), the Committee will comply with all applicable requirements under Code Section 162(m), including the rules and regulations promulgated thereunder, in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

                  (c)  The date as of which an Award is granted will be the first date as of which the Committee (i) has approved the terms and conditions of the Award, (ii) has determined the recipient of the Award and the number of shares, if any, covered by the Award, and (iii) has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

                  (d)  Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of a related Award, as specified in the applicable Award Agreement.

                  (e)  Awards are not transferable or assignable except by will or by the laws of descent and distribution in the State in which the Participant was domiciled at the time of the Participant's death, during the Participant's lifetime, are exercisable only by the Participant; provided that, in the event of the Disability of the Participant, the legal representative of the Participant may exercise the Participant's Award(s). In the event of the death of the Participant, the legal representative of the Participant's estate or, if no legal representative has been appointed within ninety (90) days of the Participant's death, the person(s) taking the Participant's Award(s) under the laws of descent and distribution in the State in which the Participant was domiciled at the time of the Participant's death may exercise the Participant's Award(s). Notwithstanding the above, the Committee may provide otherwise as to any Awards other than Incentive Stock Options (provided that such transfers shall only be permitted for no consideration to the Participant).

                  (f)  The Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would materially and adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

                  (g)  All Awards granted under the Plan are subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.

                  (h)  With respect to any Full-Value Award issued to a Participant other than a non-employee member of the Board of Directors, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any Performance Goals), the minimum period of service required for such Award to vest is three years following the grant of such Award, provided that such Award may vest ratably in no less than equal annual increments over such period. With respect to any Full-Value Award issued to a Participant other than a non-employee member of the Board of Directors, the terms and conditions of which provide for vesting based on Performance Goals, the applicable performance measurement period may not be less than one year. With respect to any ~~other Award~~Option or Stock Appreciation Right issued to a Participant other than a non-employee member of the Board of Directors, the minimum service period required for such Award to vest is one year following the grant date of such Award. With respect to any ~~Full Value~~Award issued to a non-employee member of the Board of Directors, the minimum period of service required for such Award to vest (or the minimum performance period for any such Award) shall be the period beginning on the date of grant and ending on the sooner of (i) the date of the next annual stockholders meeting and (ii) the one-year anniversary of the grant date of such Award. Except as provided in the immediately preceding sentence with respect to Awards issued to non-employee members of the Board of Directors, no installment or portion of any Award subject to a minimum vesting period specified in this section shall vest earlier than one-year after the date of grant of such Award. The Committee may not waive the applicable vesting requirements for an Award except in the case of death, Disability, and Change in Control. The term "Full-Value Award" includes Awards of restricted stock, restricted stock units, performance shares, and ~~other similar~~Other Stock-Based Awards granted under this Plan, but does not include Awards pursuant to which the Participant's ultimate remuneration is limited solely to the post-grant appreciation in the value of the shares of the Company's common stock subject to the Award (such as Options or Stock Appreciation Rights having a per share exercise of base price, as applicable, at least equal to the fair market value of a share of the Company's common stock at the time of grant of such Award). This provision shall supersede any contrary provision in the Plan.

              3.2    Terms and Conditions of Options.    Each Option granted under the Plan must be evidenced by an Award Agreement. At the time an Option is granted, the Committee will determine whether the Option is an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders. Neither an Option nor the shares of Stock underlying an Option may be eligible for dividends or dividend equivalents.

                  (a)    Option Price.    Subject to adjustment in accordance with Section 5.1 and the other provisions of this Section 3.2, the Exercise Price of any Options will be as set forth in the applicable Award Agreement, but in no event may it be less than Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of Fair Market Value on the date the Option is granted.

                  (b)    Option Term.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date the Option is granted. Further, any Incentive Stock Option granted to an Over 10% Owner may not be exercised after the expiration of five (5) years from the date the Option is granted. The term of any Nonqualified Stock Option will be as specified in the applicable Award Agreement but may not exceed ten (10) years from the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Nonqualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or by the Company's insider trading policy, then the term of the Nonqualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

                  (c)    Payment.    Payment for all shares of Stock purchased pursuant to exercise of an Option may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, and in each case subject to such procedures or restrictions as the Committee may impose:

    (i)
    in cash or cash equivalents;

    (ii)
    by delivery to the Company of a number of shares of Stock owned by the Participant having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

    (iii)
    in a cashless exercise through a third party, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended;

    (iv)
    notice and third party payment in such manner as may be authorized by the Committee; or

    (v)
    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In the event that the Committee allows a Participant to exercise an Award by delivering shares of Stock owned by such Participant, and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant for at least six months as of the date of delivery. Shares of Stock used to satisfy the Exercise Price will be valued at their Fair Market Value on the date of exercise. The Company is not obligated to deliver any shares of Stock acquired pursuant to the exercise of an Option unless and until it receives full payment of the Exercise Price therefor and any related withholding obligations under Section 6.1 and any other conditions to exercise or purchase, as established from time to time by the Committee, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant's ability to pay the Exercise Price by any method other than cash payment to the Company. The holder of an Option, as such, has none of the rights of a stockholder.

                  (d)    Conditions to the Exercise of an Option.    Each Option granted under the Plan is exercisable by such person or persons, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

                  (e)    Termination of Incentive Stock Option.    With respect to an Incentive Stock Option, in the event of the Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than of the date that is three months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one year will be substituted for such three month period; provided, further that such time limits may be extended by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits otherwise applicable to Incentive Stock Options. For purposes of this Subsection (e), the Termination of Employment of a Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

                  (f)    Special Provisions for Certain Substitute Options.    Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) or 409A is applicable, may provide for an Exercise Price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

                  (g)    No Reload Grants.    Options may not be granted under the Plan in consideration for, and may not be conditioned upon the delivery of, shares of Stock to the Company in payment of the Exercise Price and/or tax withholding obligation under any other Option held by a Participant.

                  (h)    No Repricing.    Except as provided in Section 5.1, without the approval of the Company's stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be cancelled or surrendered in consideration of, or in exchange for, (i) the grant of a new Option having an Exercise Price below that of the Option that was surrendered, (ii) Stock, (iii) cash, or (iv) any other Award.

              3.3    Terms and Conditions of Stock Appreciation Rights.    Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value of such shares of Stock on the date of grant. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised, paid or otherwise settled. Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right are eligible for dividends or dividend equivalents.

                  (a)    Settlement.    Upon settlement of a Stock Appreciation Right, the Company shall pay the appreciation to the Participant in, at the discretion of the Committee, cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee determines.

                  (b)    Term.    The term of any Stock Appreciation Right will be as specified in the applicable Award Agreement, but may not exceed ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company's insider trading policy, then the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

                  (c)    Conditions to Exercise.    Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee may, at any time before complete termination of such Stock Appreciation Right, accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

                  (d)    No Repricing.    Except as provided in Section 5.1, without the approval of the Company's stockholders, the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be cancelled or surrendered in consideration of, or in exchange for, (i) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, (ii) Stock, (iii) cash, or (iv) any other Award.

              3.4    Terms and Conditions of Other Stock-Based Awards.    An Other Stock-Based Award shall entitle the Participant to receive one or more of (i) a specified or determinable number of shares of Stock, (ii) the value of a specified or determinable number of shares of Stock, (iii) a percentage or multiple of the value of a specified number of shares of Stock or (iv) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of a specified number, of shares of Stock. At the time of the grant, the Committee shall determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as applicable; and the

Performance Goals or other performance criteria, if any, applicable to the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

                  (a)    Payment.    Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or, in the absence of such provision, as the Committee determines.

                  (b)    Conditions to Payment or Lapse of Restrictions.    Each Other Stock-Based Award granted under the Plan will be payable, and restrictions on such Other Stock-Based Award will lapse, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement; provided, however, that subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid or such restrictions will lapse, in whole or in part. Dividends (and dividend equivalents granted with respect to shares of Stock subject to an Other Stock-Based Award), will accrue and not be paid until, and will be paid only to the extent, the Award vests and, with respect to Other Stock-Based Awards that are subject to Performance Goals or other performance criteria, is earned.

              3.5    Terms and Conditions of Cash Performance Awards.    A Cash Performance Award will entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit), or (ii) a percentage or multiple of a specified cash amount. At the time of the grant, the Committee shall determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

                  (a)    Payment.    Payment in respect of Cash Performance Awards will be made by the Company in cash.

                  (b)    Conditions to Payment.    Each Cash Performance Award granted under the Plan will be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified by the Committee.

              3.6    Treatment of Awards on Termination of Service.    Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4. RESTRICTIONS ON STOCK

              4.1    Escrow of Shares.    Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Award Agreement so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Award Agreement providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian's designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

              4.2    Restrictions on Transfer.    Except as expressly set forth in this Section 4.2 or the applicable Award Agreement, all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. Any such disposition of an Award of or of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement, and any shares so transferred will continue to be bound by the Plan and the applicable Award Agreement. Notwithstanding the general prohibition set forth above, the Committee may permit Awards to be transferred to other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee establishes in writing (provided that any transfers of Incentive Stock Options may only be made to the extent permitted under the federal tax laws governing Incentive Stock Options). Any permitted transfer will be subject to compliance with applicable federal and state securities laws.

              Further, the transfer restrictions of this Section 4.2 will not apply to:

                  (a)  transfers to the Corporation;

                  (b)  the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution of the State in which the Participant was domiciled at the time of the Participant's death;

                  (c)  subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee; and

                  (d)  if the participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative.

SECTION 5. ADJUSTMENTS; ACCELERATION

              5.1    Adjustments.

                  (a)  The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted during any calendar year or other period, will be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change (e.g., a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend) (each, an "Equity Restructuring").

                  (b)  In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company that, in each case, does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of Awards not originally granted under the Plan, the adjustment of outstanding Awards, the acceleration of outstanding Awards, the removal of restrictions on outstanding Awards, and/or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.1 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then-current value of the Award.

                  (c)  Notwithstanding any other provision of the Plan to the contrary, in taking any action pursuant to clause (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

                  (d)  The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

              5.2    Automatic Acceleration of Awards.    Except as otherwise provided in Section 5.3, upon a dissolution of the Company (or other event described in Section 5.1 that the Company does not survive (or does not survive as a public company in respect of its Stock)), each then-outstanding Option and Stock Appreciation Right will become fully vested, each Other Stock-Based Award then outstanding will fully vest free of restrictions, and each other Award, including, without limitation, each Cash Performance Award, granted under this Plan that is then outstanding will become payable to the holder of such Award; provided that such acceleration provision will not apply, unless otherwise expressly provided by the Committee, with respect to any Award to the extent that the Board of Directors or the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

              5.3    Possible Acceleration of Awards.    Upon the occurrence of a Change in Control, each outstanding Option and Stock Appreciation Right will become fully vested, each Other Stock-Based Award then outstanding will fully vest free of restrictions, and each other Award, including, without limitation, each Cash Performance Award, granted under this Plan that is then outstanding will vest and become payable to the holder of such Award. However, with respect to a Participant who is designated on the payroll records of the Company as a Tier 1 or Tier 2 executive or above (or comparable designation) or executive officer on the date of the Change in Control, no Award will vest solely on account of such Change in Control unless such Participant's employment with the Company (and its Subsidiaries) is terminated without "cause" (as defined in such Participant's Individual Agreement or the applicable Award Agreement) within the two-year period immediately following the consummation of such Change in Control.

              5.4    Early Termination of Awards.    Any Award that has been accelerated as required or contemplated by Section 5.2 or Section 5.3 (or would have been so accelerated but for Section 5.5, Section 5.6, or Section 5.7) will terminate upon the related event referred to in Section 5.2 or Section 5.3, as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award; provided that, in the case of Options and Stock Appreciation Rights that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case will more than ten (10) days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

              5.5    Other Acceleration Rules.    Any acceleration of Awards pursuant to this SECTION 5. must comply with all applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time (not greater than thirty (30) days) before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Committee may override the provisions of Section 5.2, Section 5.3, Section 5.4 and/or Section 5.6 by express provision in an Award Agreement (provided that that the Committee may not, under the authority provided in this Section 5.5, provide for the acceleration of vesting of an Award in the absence of a Change in Control or an event described in Section 5.1). In addition, the Committee may accord any Participant the right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. The portion of any Incentive Stock Option accelerated pursuant to Section 5.3 or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option will be treated as a Nonqualified Stock Option.

              5.6    Possible Rescission of Acceleration.    If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee later determines that the event will not occur, the Committee shall rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

              5.7    Golden Parachute Limitation.    Notwithstanding anything else contained in this SECTION 5. to the contrary, in no event may an Award be accelerated under this Plan to an extent or in a manner that would result in any compensation being paid that is not fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Code Section 280G, nor may any payment made under the Plan be accelerated to the extent any portion of such accelerated payment would result in the payment of compensation that is not deductible by the Company or one of its Subsidiaries because of Code Section 280G. If a Participant would be entitled to benefits or payments under the Plan that, together with payments under any other plan or program, would constitute "parachute payments" as defined in Code Section 280G, then any such parachute payments will be reduced or modified on a pro rata basis so that the Company and its Subsidiaries are not denied federal income tax deductions for such payments because of Code Section 280G. Notwithstanding the foregoing, if a Participant is a party to an Individual Agreement with the Company or one of its Subsidiaries, or is a participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Code Section 280G and/or Code Section 4999 (or any similar successor provision), the Code Section 280G and/or Code Section 4999 provisions of such Individual Agreement will control as to any Awards held by that Participant.

SECTION 6. GENERAL PROVISIONS

              6.1    Withholding.    The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the issuance or transfer of any such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he or she is to receive reduced by, or tender back to the Company, the number of whole shares of Stock that, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award. The Company may, with the Committee's approval, accept one or more promissory notes from a Participant in connection with taxes required to be withheld upon the vesting or payment of any Award under the Plan; provided that any such note will be subject to terms and conditions established by the Committee and applicable legal requirements.

              6.2    Awards to Non-U.S. Employees.    The Committee has the power and authority to determine which Affiliates will be covered by this Plan and which employees outside the United States of America will be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on death, disability or retirement, or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

              6.3    Compliance with Code.

                  (a)    Code Section 422.    All Incentive Stock Options to be granted under the Plan are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted under the Plan must be construed in such a manner as to effectuate that intent.

                  (b)    Code Section 409A.    Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Code Section 409A (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement will not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding anything in the Plan, an Award Agreement, or any other agreement (written or oral) to the contrary, if a Participant is a "specified employee" (within the meaning of Code Section 409A) on the date of his or her Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Code Section 409A(a)(2)(B)(i), and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant's Separation from Service, and (ii) the date of the Participant's death. Upon the expiration of the applicable six-month period under Code Section 409A(a)(2)(B)(i), all payments so deferred will be paid to the Participant (or the Participant's estate, in the event of the Participant's death) in a lump sum payment. Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.

              6.4    Right to Terminate Employment or Service.    Nothing contained in this Plan or any Award Agreement confers upon any Participant any right to continue in the employment or other service of the Company or any of its Subsidiaries, constitutes a contract or agreement of employment or other service, or affects in any way an employee's status as an employee at will, nor may the Plan or any Award Agreement be construed so as to interfere in any way with the right of the Company and its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause; provided that nothing in this Section 6.4 is intended to adversely affect any express independent right of such person under any Individual Agreement.

              6.5    Non-Alienation of Benefits.    Other than as provided in the Plan, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so is void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

              6.6    Restrictions on Delivery and Sale of Shares; Legends.    Each Award is subject to the condition that if at any time the Committee, in its discretion, determines that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company has received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, deems appropriate.

              6.7    Listing and Legal Compliance.    The Committee may suspend the exercise or payment of any Award if it determines that securities exchange listing or registration or qualification under any securities laws or compliance with any other law is required in connection therewith and has not been completed on terms acceptable to the Committee.

              6.8    Termination and Amendment of the Plan.    The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.1 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of Awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the Participant under such Award without the consent of the holder of an Award.

              6.9    Stockholder Approval.    The Company shall submit the Plan to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Award granted under the Plan will be void.

              6.10    Choice of Law.    The laws of the State of Delaware will govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws

              6.11    Effective Date of Plan; Term of Plan.    The Plan will become effective as of the date the Plan is approved by the stockholders (the "Effective Date") pursuant to Section 6.9, regardless of the date the Plan is signed. No Award may be granted more than ten (10) years after the date the Plan was approved by the Company's stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. May 30, 2019 NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, F orm of Proxy Card, and 2018 Annual Report on Form 10-K are available at http://www.redrobin.com/eproxy Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, and 4. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election of eight (8) directors for one-year terms: FOR AGAINST ABSTAIN (a) Cambria W. Dunaway (b) Kalen F. Holmes (c) Glenn B. Kaufman (d) Aylwin B. Lewis (e) Steven K. Lumpkin (f) Pattye L. Moore (g) Stuart I. Oran (h) Denny Marie Post 2. Approval, on an advisory basis, of the Company’s executive compensation. 3. Approval of the Amendment of the 2017 Performance Incentive Plan. 4. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 29, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCOR-DANCE WITH THE STOCKHOLDER’S SPECIFICATIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement, and 2018 annual report on Form 10-K. X

RED ROBIN GOURMET BURGERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Denny Marie Post and Lynn S. Schweinfurth, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on April 1, 2019 at the Annual Meeting of Stockholders to be held at Red Robin’s Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112 at 8:00 a.m. MDT on May 30, 2019, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on the reverse side)